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[PORTIONS  OF  THIS  EXHIBIT  HAVE  BEEN  REDACTED  PURSUANT  TO A  REQUEST  FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                                                                   EXHIBIT 10.67


                      INTERNATIONAL DISTRIBUTION AGREEMENT


This International Distribution Agreement ("Agreement") dated as of January 8, 2009 (the "Effective Date"), is by and between Cirtran Beverage Corp., a Utah corporation located at 4125 South 6000 West, West Valley City, UT 84128, USA (the "Company") and Tobacco Holding Group Sh.p.k, an Albanian Company with its notice address at Rruga Kavajes, Ish Kombinati, Ushqimor, Tirane, Albania (the "Distributor").

The Company is engaged in the business of advertising, marketing, distributing, and selling the Playboy brand products listed in the attached Schedule 1, as it may be amended from time to time (the "Products"). The Company's licensors, Play Beverages, LLC, and Playboy Enterprises International, Inc. ("Playboy International") have entered into a Product License Agreement (the "License Agreement") dated as of November 1, 2006, pursuant to which Playboy International has licensed the use of the Playboy name on the Products. A copy of the License Agreement is attached as Exhibit "A". The License Agreement was later amended on December 19, 2008 listing Albania as a licensed territory upon receipt of confirmation of local counsel, the Company will request immediately from Playboy International the confirmation once this agreement is executed and it is a condition precedent to the obligations of both parties hereunder that such confirmation take place. The Company and Distributor desire that the Distributor act as the exclusive seller and distributor of the Products in the Territory as defined below.

         The parties agree as follows:

1.   APPOINTMENT.

         1.1 Appointment. The Company hereby appoints the Distributor as its exclusive distributor for the Products in the Territory, having the exclusive right to sell and distribute the Products in the Territory. Distributor acknowledges that Playboy International has retained certain rights to distribute Products to United States military bases and possessions in the Territory.

         1.2 Trademarks. The Company hereby grants to the Distributor the nonexclusive, nonassignable, nontransferable right to use the Company's trademarks, trade names and trade dress described in the attached Schedule 3 (the "Trademarks") solely in connection with the distribution, marketing, and sale of the Products in the Territory. The Trademarks will remain the sole and exclusive property of the Company or its licensors.

         1.3 Initial Non-cancellable Purchase Order. As a condition precedent to the effectiveness of this Agreement, upon execution of this Agreement Distributor shall place with the Company a non-cancellable purchase order and pay immediately for XXXXXX cases of Product. The Distributor must prepay for this order in advance at the same time the order is issued via wire transfer. The Distributor must accept, for the first 6 months from the date of this agreement, the same product formula and packaging sold in the USA.


PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.


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         1.4 Localization. Company will consider in good faith requests from
Distributor to change the formula, taste, color or form factor of the Products to better match local tastes in the Territory. In Company's discretion, such localized Products may be in addition to, or in replacement of, the initial Products. Distributor will be responsible for translating Product labels to local language(s). All translations will be subject to approval by the Company. Distributor will provide the Company with any label information required by law in the Territory. Distributor shall be responsible to obtain all governmental licenses, approvals, permits and approvals for the importation and distribution of the Products in the Territory.

2.   EFFECTIVE AND TERMINATION DATES.

         2.1 Term. This Agreement shall be effective as of the Effective Date and shall remain in force for five years (the "Term"), unless terminated prior thereto as provided herein. This Agreement will automatically renew for successive renewal Terms of five years each if at the end of the then current Term (i) Distributor is not in default hereunder, (ii) Distributor has satisfied the Minimum Sales Requirement described in paragraph 2.4 for each year of the then-current Term, (iii) the parties have agreed upon the Minimum Sales Projections for the renewal term, and (iv) Distributor has not notified the Company that it does not intend to renew the Term, which notice must be given at least 90 days prior to the expiration of the then-current Term. The Company will use its best efforts to extend the License Agreement for the full Term of this Agreement.

         2.2 Termination by Mutual Consent. This Agreement may be terminated at any time by mutual consent of the parties in writing effective as provided herein.

         2.3 Termination upon Default. This Agreement may be terminated by the Company upon a default under Paragraph 5.2 hereof.

         2.4 Termination for Under-Performance.

              (a) The Parties have agreed on the Minimum Sales Projections for each of the five years in the initial Term, which is attached hereto as Schedule
7. The Parties may in their discretion, but are under no obligation to, revise the Minimum Sales Projections during the Term to reflect market conditions. Any such revision must be in a writing signed by both Parties.

              (b) If actual sales for a twelve month period ending on an anniversary of the Effective Date are less than 80% of the Minimum Sales Projection for that year (the "Minimum Sales Requirement"), then the Company may terminate this Agreement upon sixty (60) days prior written notice to Distributor; provided that such notice is given within ninety (90) days after the end of the relevant twelve month period.


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              (c) It is a condition to any renewal of this Agreement that the
Parties agree in writing on new Minimum Sales Projections for each year of the renewal Term. The Parties will consider, among other things, the saturation of the Products in the Territory and the overall growth rate of the product class(es) which includes the Products throughout the Territory. The Parties' agreement to new Minimum Sales Projections shall be in writing signed by both Parties and must be agreed upon no later than thirty (30) days prior to the expiration of the then-current term unless the Parties mutually agree to extend such deadline.

3.   DISTRIBUTOR'S OBLIGATIONS.

         The Distributor will develop and maintain a market for the Products in the Territory and meet the sales and distribution goals on Schedule 4, which shall be updated at least annually, and to do the following:

         3.1 Territory Development. Within the first year after the Effective Date, Distributor shall have commercially launched the Products fully in all its channels in each country in the Territory. For purposes of this Agreement, if an approved sub-distributor has been appointed for the country, a full commercial launch means that the Products are being distributed to at least 70% of the accounts of the sub-distributor. If Distributor has not appointed an approved sub-distributor for the country, a full commercial launch means that the Products are being distributed to at least as many outlets as would equal 70% of the accounts serviced by the largest beverage distributor in that country; provided that at the request of Distributor, made not more than four months after the Effective Date, the Company will consider in good faith alternative definitions for commercial launch in specified countries.

         3.2 Compliance with License Agreement. Distributor shall conduct all of its activities hereunder in full compliance with the License Agreement. Distributor shall fully and promptly comply with any requests of the Company for information or reports which the Company may need in order to comply with the reporting requirements of the License Agreement.

         3.3 Sub-Distributors. Distributor may appoint qualified sub-distributors with exclusive or non-exclusive rights within specified countries or areas within the Territory. The appointment of any sub-distributor is subject to the prior written approval of the Company and Playboy International, which approval may be withheld in their sole discretion. All sub-distributors must agree in writing to comply with this Agreement, the License Agreement and such other restrictions as may be reasonably imposed by the Company or Playboy International. Distributor shall be fully responsible to the Company and Playboy International for any violation of this Agreement or the License Agreement by its sub-distributors. Any refundable initial fees or payments obtained by Distributor from a sub-distributor shall be subject to return or surrender in the same manner as the return or surrender of the Security Deposit pursuant to Paragraph ___ below. Distributor may obtain non-refundable initial fees or payments only with the express written consent of the Company, which consent may be withheld in the Company's discretion.


PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR
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         3.4 Purchase from Company. Distributor must purchase all Product from the Company or its designated subcontractor. Distributor will have no right to manufacture, or to cause third parties to manufacture, the Products. Company will control the manufacture of the Product either at Company's own facilities or those of subcontractors, located inside or outside of the Territory, in Company's discretion. All orders for Products will be placed with Company even if a subcontractor is used for manufacture.

         3.5 Distribution. Distributor will supply Products purchased from the Company, or its designated subcontractor, to customers in the Territory. Distributor will not distribute, cause to be distributed or assist in the distribution of the Products outside the Territory or other than as specified by the Company nor will Distributor distribute, cause to be distributed or assist in the distribution of any product or item not specifically requested by the Company that bears any or all of the Trademarks during or at any time after the distribution of the Products pursuant to this Agreement. Distributor will not engage in transshipping or otherwise violate the scope of the Territory defined herein. Nothing contained herein shall be construed to grant Distributor any right to manufacture Products or to purchase Products from any person other than the Company or its designated subcontractors.

         3.6 Review of Reports and Inspection. Distributor will keep and maintain accurate and detailed books and records of its activities under this Agreement. Upon reasonable notice, Distributor will allow the Company and Playboy International to review Distributor's books and records, including any depletion or other reports applicable to the Products, and shall have the right to make extracts therefrom or copies in order to ensure Distributor's compliance with this Agreement. Within 10 days of a request from the Company or Playboy, Distributor will supply a statement detailing Distributor's accounts for the Products. Upon reasonable notice, Distributor will allow the inspection by the Company and Playboy International of the portions of the Distributor's facilities used in connection with the storage and distribution of the Products.

         3.7 Marketing. Distributor will develop and execute marketing programs as initially set forth on Schedule 4 hereto, which shall be updated at least semi-annually. Distributor has agreed that the initial marketing budget for the initial launching stage should be set at $XXXXXX but never less than $XXXXXX. Distributor will assist the Company in brand growth and support volume case requirements with introductory and promotional case allowances as Distributor and the Company may agree.

         3.8 Handling Business. Distributor will maintain a business organization and equipment necessary to function efficiently and effectively in the sale and distribution of Products. Distributor will maintain all state, federal and local licenses and permits necessary for it to perform under this Agreement and will keep such licenses and permits current.

         3.9 Quality Control. Distributor will ensure that only products of merchantable quality are sold. Unmerchantable product is defined to be Product that is spoiled, putrid or foul, does not conform to the Company's manufacturing specifications for such Product, or has sustained damage to its primary or secondary packaging and is no longer commercially marketable. The Company shall replace, at its own expense, all unmerchantable Products, including transportation costs of delivering replacement Product to Distributor, other than Product which has been spoiled by mishandling by Distributor.


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         3.10 Confidentiality. During and after the term of this Agreement,
Distributor will maintain the confidentiality of all documents, confidential information, trade secrets, marketing and operating methods, and data of the Company relating to the Products and the business of Company ("Trade Secrets") and refrain from using and disclosing Trade Secrets for personal gain, or for any other purpose not in furtherance of or incidental to the obligations of the Distributor hereunder, except with the Company's written consent.

         3.11 Report Law Suits or Claims. Distributor will notify the Company promptly after becoming aware of any actual or potential claim or suit against the Company, the Distributor, or any customer of Products that alleges that a patent, trade name, copyright, or trademark of a third person will be infringed by reason of the sale or use in the Territory of the Products or any promotional materials of the Company or the Distributor with respect to the Products.

         3.12 Infringement. Distributor will notify the Company promptly after becoming aware of the any infringement of any of the Trademarks, and will assist the Company (at the Company's expense) in any action or proceedings that the Company or its licensors may institute as the result of such infringement. Distributor will not make, cause others to make, or assist others in making, any claim whatsoever to any or all of the Trademarks or any trademark, designation, name, phrase, design or symbol similar thereto in connection with the manufacture, advertising, promotion, sale or distribution of merchandise.

         3.13 Storage and Handling Standards. Distributor will comply with regulatory standards for storage, transportation and handling of Products and will provide access to its warehouse for the Company to inspect inventory.

         3.14 Use of Trade Name or Trademarks. Distributor will refrain from removing the Trademarks from Products and from using the Trademarks on any other product except the Products. Distributor will refrain from using the Trademarks in the Distributor's corporate or business names without the Company's prior approval, or in any case, in any manner inconsistent with the rights of the Company and its licensors in the Trademarks.

         3.15 Notice Requirements. Distributor will provide the Company with written notice by certified mail of any event that the Distributor alleges constitutes a default under Paragraph 5.2 of this Agreement, including without limitation:

              (a) A description of each act or omission relevant to the default;

              (b) The dates of each act or omission relevant to the default; and

              (c) (If the default is susceptible to cure) the steps the Distributor believes are necessary to cure the default.

         3.16 Distribution in Territory. As described in the License Agreement, if Distributor distributes Products in member states of the European Union ("EU"), right or obligations created or imposed by this Agreement may not be exercised or enforced in a manner contrary to Community Law. Distributor will not solicit orders from outside the Territory nor engage in any commercial or promotional activities with respect to the Products outside the Territory, the right of any purchaser of the Products within the Territory to export the Products purchase to other member states of the EU staying unaffected. Limitation of the exercise of rights or the enforcement of obligations due to Community Law or the provisions of this Agreement shall not affect the validity or enforceability of any other rights and obligations under this Agreement.


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         3.17 E-Commerce Web Site. Any advertisement, promotion, sale or distribution of the Products via an "E-Commerce Web Site" shall be subject to the terms and conditions of the E-Commerce Guidelines set forth on Schedule 5 hereto. In the event Distributor fails to adhere to any of the terms and conditions of the E-Commerce Guidelines, such failure shall be deemed a default under this Agreement.

         3.18 Non-Circumvention. Except with the Company's prior written consent, during the period ending two years after termination or expiration of this Agreement, Distributor shall not manufacture, market or distribute any non-alcoholic beverages identified by the Trademarks (or marks confusingly similar to the Trademarks) other than the Products purchased from the Company. By way of clarification, this restriction shall apply even if the Distributor or the seller of such beverages is licensed to use the Trademarks by Playboy International or its licensees other than the Company. Distributor shall cause any sub-distributors to agree to this restriction.

4.   COMPANY'S OBLIGATIONS.

         4.1 Sale of Products. The Company will sell the Products to the Distributor under the terms of this Agreement, and the Company will take all necessary steps to ensure that no other person sells or distributes Products in the Territory in derogation of Distributor's exclusivity.

         4.2 Shipping. The Company will make prompt shipments in accordance with the Distributor's purchase orders for Products.

         4.3 Notice Requirements. The Company will provide the Distributor with written notice of any event Company alleges constitutes a default under Paragraph 5.2 of this Agreement, including without limitation:

              (a) A description of each act or omission relevant to the default;

              (b) The dates of each act or omission relevant to the default; and

              (c) (If the default is susceptible to cure) the steps the Company believes are necessary to cure the default.

         Such notice is a condition to termination of this Agreement for Distributor's default, but failure to give such notice promptly after the event will not be deemed a waiver of that or any subsequent default.


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         4.4 Company Responses. The Company will respond promptly in writing to the Distributor upon any notification pursuant to Paragraph 3.12 hereof of a claim or suit against the Company, the Distributor, or any customer for Products.

         4.5 Quality and Production. The Company will assure that all Products are of merchantable quality. The Company will be responsible for producing, bottling, packaging and labeling the Products as required by the laws of the country of origin and the laws of the Territory of which it is aware. Distributor will notify the Company of any labeling requirements of which it is aware specifically required in the Territory.

         4.6 Promotional Materials. Company will provide camera ready copy and images for advertising and promotional materials. It will be Distributor's obligation to translate or otherwise localize the materials, to comply with local laws and regulations and to reproduce and distribute the materials. All promotional materials, whether localization of Company materials or created by Distributor, must be approved by the Company prior to use.

         4.7 Promotional Product. As a special introductory promotion to help Distributor in the initial stages of introducing the Product in the Territory, for every XXXXXX of Product purchased and paid for, the Company will provide XXXXXX of Product to Distributor for no additional cost other than shipping and customs. This introductory promotion will only apply to purchases during the first 12 months from the Effective Date. The promotional product will not count towards Distributor's Minimum Sales Requirement. Distributor agrees to pass on this introductory promotion to its sub-distributors to help promote and market the Products and upon the request of the Company Distributor will provide proof that the sub-distributors received the benefit of the promotion.

5.   DEFAULTS.

         5.1 Deprivation of Products. To the extent that the Company may be substantially deprived of Products for reasons beyond its control, the Company will be excused from failure to perform according to the terms of this Agreement for so long as such deprivation continues.

         5.2 Default Defined. The following will be defaults:

              (a) A breach by this Agreement by Distributor or any sub-distributor (including but not limited to the failure to pay for Product when due) upon written notice from the Company or Playboy International.

              (b) Distributor is insolvent or shall make or agree to make an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law; Distributor has given an assignment for the benefit of Distributor's creditors; involuntary or voluntary proceedings in bankruptcy are instituted against or by Distributor that are not dismissed within 90 days, or Distributor is adjudicated a bankrupt; a receiver or trustee is appointed for Distributor, or any interest in its business, unless vacated within 90 days.

              (c) The abandonment by either party of its business by the discontinuation of normal service to its customers for a period of 45 consecutive days.

              (d) A determination by a court of competent jurisdiction that one party made a material misrepresentation or false statement or materially misled the other in order to procure a benefit or right from the other party.


PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR
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         5.3 Remedies.

              (a) If the Distributor defaults, as described in Paragraph 5.2, the Company may at its option exercise any one or more of the following remedies:

                     (i) terminate this Agreement, effective immediately, provided that the notice required by Paragraph 4.3 has been given;

                     (ii) declare all indebtedness of the Distributor to it immediately due and payable, and repossess all the Products in the possession of the Distributor for which the Distributor is indebted to it;

                     (iii) establish terms of cash in advance of delivery on Products thereafter delivered to the Distributor; or

                     (iv) exercise any other legal remedies available to it.


              (b) If the Company defaults, as described in Paragraph 5.2, the Distributor may at its option

                     (i) terminate this Agreement, provided that the notice required by Paragraph 3.15 has been given and the Company has failed to cure the default within sixty days or such longer cure period as was provided n the notice; or

                     (ii) exercise any other legal remedies available to it.

         5.4 Effect of Termination. Termination of this Agreement, other than termination resulting from Distributor's default or termination upon expiration of the Term, will not affect the obligation of the Company to make delivery on orders accepted by it prior to the effective date of the termination, subject to the terms and conditions provided in this Agreement.

         5.5 The Distributor's Obligations Upon Termination. Upon Termination of this Agreement, the Distributor will immediately

              (a) return to the Company (at the Company's expense) or upon the Company's request destroy, all advertising, promotional and sales materials in the Distributor's possession that were furnished by the Company without charge (including without limitation brochures, catalogs, price books, photographs, designs, drawings, and engineering and other data);


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              (b) provide to the Company and Playboy International within 10 days of the date of Termination with a statement setting forth the number of Products on hand and a listing of all of Distributor's accounts for the Products.

              (c) immediately cease all use of the Trademarks; and

              (d) at its earliest opportunity remove the Trademarks from the Distributor's vehicles and any of the Distributor's products, letterhead, business cards, or other promotional materials of any kind.

6.   TERMS OF SALE OF PRODUCTS.

         The Company will sell the Products to the Distributor under the following terms and conditions:

         6.1 Price. The prices the Company will charge the Distributor as of the Effective Date of this Agreement are set forth in the attached Schedule 6. The Company reserves the right to change its prices for the Products at any time by giving the Distributor at least 45 days prior written notice of any price increase. Unless otherwise expressly and unambiguously stated on Schedule 6, all pricing is FOB the warehouse or factory of the Company or its subcontractor.

         6.2 Delivery. The Company will arrange and pay for transportation of Products to the closest deep sea port in the Territory. Title to Products and risk of loss pass to Distributor when the Products have been shipped from the warehouse or factory of the Company or its subcontractor. Company will pay for proper insurance premium to cover the risk of damage or loss until its arrival to the port described herein.

         6.3 Purchase Orders. The Distributor's orders for Products, and the Company's acceptances thereof, whether oral, written, or otherwise, will be subject to the terms and conditions of this Agreement. Any term or condition in such purchase orders or acceptances in conflict with this Agreement will be null and void.

         6.4 Payment. All payments shall be in United States Dollars unless the use of another currency is unambiguously set forth on Schedule 6. The Distributor will pay for each shipment in cleared funds by electronic funds transfer (or as otherwise agreed to by the Company in writing) received by the Company as follows: one-half (1/2) with order and the balance (after application of the per case credit, if any) upon shipment by the Company or its subcontractor; provided that the bill of lading will not be released until payment in full has been received. Alternatively, Distributor shall provide the Company with an irrevocable unconditional letter of credit drawn on a bank acceptable to the Company (which shall be a U.S. bank or the letter of credit shall be payable at U.S. branches or correspondents of the issuing bank). The letter of credit shall be for not less than the full amount of the purchase order and may be drawn (i) as to one-half upon presentation of the purchase order, and (ii) and the balance upon shipment by the Company or its subcontractor; provided that the bill of lading will not be released until payment in full has been received. If cleared funds are not timely received by


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the Company for any invoice, Distributor shall pay a late charge of 1.5% (or the maximum amount allowed by law, whichever is lower) of the price set forth on the invoice for each 30-day period, or part thereof, that such invoice shall remain unpaid. The Company may, from time to time, in its sole discretion, set forth credit limits applicable to Distributor's purchases. Following review of Distributor's financial information, the Company may in its sole discretion specify other payment terms in writing. If, in the Company's judgment, Distributor should not be granted or continue to receive credit, whether because of an arrearage in its payment or otherwise, then the Company shall have the unqualified right, without prior notice, to reduce or withdraw entirely Distributor's credit limit (if any) or only to sell to Distributor on a cash on order basis. The Company reserves the right at any time in its sole discretion to demand immediate payment of any account whether due or not. There shall be no right of set-off by Distributor.

         6.5 Claims. Any claims for shortages, damaged Products, or discrepancies in any shipment must be sent to the Company no later than 10 days after the arrival of the shipment at the Distributor's facility. The Company will issue the Distributor credit for such claims within 15 days of receipt of claim.

7.   INDEMNIFICATION AND INSURANCE.

         7.1 Indemnification by the Company. The Company will indemnify, defend, and hold harmless the Distributor from and against any and all third party losses, expenses, damages, claims, suits, demands, and causes of action (including without limitation the reasonable fees and expenses of attorneys, court costs, and other litigation and dispute resolution costs) arising from or relating to any injuries to or death of persons, or any damage to property, occurring as a result of or in any way arising out of sales, production, defects, or storage of the Products (including their bottling or packaging) by the Company.

         The Distributor will give the Company prompt written notice of any matter for which it claims indemnification, and the Company may, if it elects, defend or settle such claim or suit at its own expense using counsel of its choosing (but any such settlement that does not provide for the giving of an unconditional release to the Distributor will be subject to the approval of the Distributor, in its sole discretion), and the Distributor will give Company cooperation and any and all available information and assistance in connection with the defense of such claim or suit, to the extent it is able without incurring additional cost.

         7.2 Company's Insurance. The Company will maintain primary and excess products liability coverage totaling at least US$2,000,000 per occurrence, on an occurrence (not claims-made) basis, and containing a Vendor's Liability Endorsement applicable to the Distributor, its affiliated companies, and all customers requesting such coverage through the Distributor.

         7.3 Insurance. The Distributor and the Company will each maintain Comprehensive General Liability insurance with bodily injury and property damage limits of not less than US$2,000,000 per occurrence, and an endorsement providing contractual liability coverage. Distributor's policy will name the Company as an additional insured. Within 45 days of the effective date of this Agreement, each party will provide an original certificate of insurance containing such terms, and thereafter will provide each certificate of renewal within 10 days of the effective date of renewal. Each such certificate will contain an endorsement stating that the insurance company will give the other party at least 10 days' prior written notice in the event of cancellation, nonrenewal, or material change to the terms of such liability policy.


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8.   INTELLECTUAL PROPERTY INFRINGEMENT.

         8.1 The Company will indemnify, defend, and hold harmless the Distributor from and against any and all losses, expenses, damages, claims, suits, demands, and causes of action (including without limitation reasonable fees and expenses of attorneys, court costs, and other litigation and dispute resolution costs) arising from or relating to any actual or claimed infringement of any patent, trademark, copyright, or other intellectual property or proprietary rights by reason of the Products or any advertising or promotional materials created or supplied by the Company.

         8.2 Company Options. In the event of any infringement or claimed infringement of any patent, trademark, copyright, or other intellectual property or proprietary rights by reason of the Products or any advertising or promotional materials created or supplied by the Company, the Company, at its option and expense may

              (a) secure for the Distributor the right to continue selling or distributing the Products, either by obtaining a license for such continued sale or distribution or by other appropriate means;

              (b) replace the Products with noninfringing products or parts thereof;

              (c) modify the Products so as to render them noninfringing; or

              (d) remove the Products from premises of Distributor, refund cost paid by Distributor for such Products and, unless some of the Products are noninfringing, terminate this Agreement.

9.   MISCELLANEOUS.

         9.1 Third Party Beneficiary. Playboy International and Play Beverages, LLC are each an intended third-party beneficiary of this Agreement.

         9.2 Force Majeure. Fires, floods, wars, acts of war, strikes, lockouts, labor disputes, accidents to machinery, delays or defaults of common carriers, orders, decrees or judgments of any court, or any other contingency beyond the control of the Company or the Distributor, whether related or unrelated, or similar or dissimilar to any of the foregoing, will be sufficient excuse for any resulting delay or failure in the performance by either party hereto of its respective obligations under the Agreement, but such performance will be excused only as long as the force majeure continues.

         9.3 No Assignments. Neither party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other, in its sole discretion, and any attempt to do so will be void and will be a material breach of this Agreement.


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         9.4 Relationship of Parties. The relationship between the parties is that of independent contracting parties, as buyer and seller of goods, and not that of partners, joint ventures, or principal and agent. Neither party has or will hold itself out as having the authority to bind or act in the name of or on behalf of the other.

         9.5 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by document [overnight] [expedited] delivery service or, to the extent receipt is confirmed, faxed to the appropriate address or number set forth below.

If to Distributor:                             If to the Company:

Tobacco Holding Group Sh.p.k.                  Iehab Hawatmeh
Rruga Kavajes, Ish Kombinati                   c/o CirTran Beverage Corp.
Ushqimor, Tirane, Albania                      4125 South 6000 West
Attn: Lirim Fezollari                          West Valley City, Utah 84128
Telephone: + 355 4 263089                      Telephone: +(801) 963-5112
Fax: + 355 4 254977                            Fax: +(801) 963-5180
If to Playboy International:                   Copy to Cirtran's Attorney

Playboy Enterprises International, Inc.        Paul H. Shaphren
730 Fifth Avenue                               Callister Nebeker & McCullough
New York, NY 10019                             2180 S. 1300 East, Suite 600
Attn:  Sarah Haney                             Salt Lake City, Utah 84106
Telephone:  +(212) 261 5000                    Telephone: +(801) 530-7411
Facsimile:  +(212) 957 2950                    Fax: +(801) 746-8607

         9.6 Binding on Successors. This Agreement will bind and inure to the benefit of the parties and their respective legal representatives, successors, and permitted assigns, but nothing in this Agreement will confer any rights or remedies on any person or entity other than the foregoing.

         9.7 Reasonable Discretion. If any provision of the Agreement grants the Company the right of approval or requires the Company's consent, such discretion or consent will be subject to the standard of reasonableness.

         9.8 Enforcement. Failure of either party to enforce at any time any right or remedy it may have under this Agreement will be not be a waiver of such provisions or rights, and will not preclude or prejudice such party from thereafter exercising the same or any other right or remedy it may have under this Agreement.

         9.9 Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Utah, U.S.A. without reference to principles of conflicts or choice of law. All disputes and matters arising under, out of, in connection with or relating to this Agreement shall be brought only in a court of competent jurisdiction in the State of Utah and the parties submit to the exclusive jurisdiction of such courts.


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         9.10 Severability. If any provision of this Agreement is held invalid, for any reason by a court, government agency, body or tribunal, the remaining provisions will be unaffected and will remain in effect.

         9.11 Amendment. No change, modification, or alteration to this Agreement, or to the distribution relationship evidenced hereby will be effective unless set forth in writing and approved by Playboy International and signed by the parties.

         9.12 Entire Agreement. This Agreement supersedes all previous and contemporaneous agreements and understandings between the parties and is intended as the complete and exclusive statement of the terms of their understanding and agreement with respect to the subject matter hereof. There are no representations, oral or written, upon which the Company or the Distributor has relied as an inducement to enter into this Agreement, other than those set forth herein.

         9.13 Confidentiality. Distributor may identify itself as a distributor of the Product in the Territory. The Distributor agrees that this Agreement and the other business terms hereof are confidential and proprietary information of the Company. The Distributor shall not disclose the terms of this Agreement, other than disclosure to its accountants, attorneys or other agents or representatives with a need to know. Notwithstanding the above, a party may disclose the terms of this Agreement and its terms to the extent required by law.

         9.14 Product Recall. If any Products are recalled by Company, the Distributor will use its best efforts to obtain the return of any unsold recalled Products and will follow the Company's direction to destroy, return to the Company or otherwise dispose of the recalled Product within 15 days of receipt of Company's recall notice. The Company will repurchase the recalled Product from Distributor at the Distributor's cost.

         9.15 Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:                                       DISTRIBUTOR:

CIRTRAN BEVERAGE CORP.                         Tobacco Holding Group Sh.p.k.


By: _____________________                      By: _______________________
    Name: Iehab J. Hawatmeh                        Name: Lirim Fezollari
    Title:   Chairman                              Title: Managing Director


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                             SCHEDULE 1 - PRODUCTS
                             ---------------------

The following products, individually, have been authorized to Distributor by this Agreement:

                                NAMES OF PRODUCTS
                                -----------------

                  Playboy(R) Energy Drink - 250ml aluminum cans
                  Playboy(R) Energy Drink Low Sugar - 250ml aluminum cans

The Distributor will be given 30 days to accept or reject all future products and line extensions which the Company elects to distribute in the Territory. If Distributor does not accept any future product or line extension, the Company has the right to assign those products to an additional distributor in the Territory. The Company may reformulate any of the Products or flavors or discontinue them, so long as all flavors are not discontinued.


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                                   SCHEDULE 2
                                   ----------

Territory: The Distributor has the exclusive right to sell and distribute the Products in all cities and towns in the following countries, subject to any government restrictions. Distributor's exclusivity does not extend to United States military bases located within the Territory. Distributor shall have no right to export Products from the Territory or to sell the Products for export.

Albania

Company grants the Distributor a 10 day first right of refusal to add Kosovo and FYR Macedonia as additional Territories once Company receives offers for Distribution from third party Distributors.











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                             SCHEDULE 3 - TRADEMARKS
                             -----------------------

The Distributor may use the following in accordance with Paragraph 1.2:

All trademarks, trade names, trade dress and images licensed to the Company from Playboy Enterprises International, Inc., existing or future, applicable to the Products, including "PLAYBOY".












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              SCHEDULE 4 -DISTRIBUTION GOALS AND PROMOTIONAL TERMS
              ----------------------------------------------------

DISTRIBUTION GOALS:

See Minimum Sales Requirements


PROMOTIONS, POINT OF SALE MATERIALS, SAMPLES AND SERVICES:

Distributor, at its own cost and expense, will advertise and promote the Products in the Territory. All advertising and promotional materials, including point of sale and give-away items, must be approved by the Company prior to use. Distributor shall spend not less than XXXXXX% of sales by Distributor and its sub-distributors on advertising each year.









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                       SCHEDULE 5 - E-COMMERCE GUIDELINES
                       ----------------------------------

The following terms used in the Agreement shall have the meanings set forth below:

"E-Commerce Web Site" is defined as promoting, offering, providing or selling the Products using or via communications involving the TCP/IP Protocol or any TCP/IP Successor.

"TCP/IP Protocol (Transmission Control Protocol/Internet Protocol)" is defined as the two-layered program that is the basic communication language or protocol of publicly accessible computer networks such as the Internet and private computer networks such as intranets and extranets.

"TCP/IP Successors" is defined as programs, languages, protocols or other technical means that are being developed or that have yet to be developed that are intended to supplement, supersede or replace TCP/IP or its use for communications on computer networks.


The following guidelines shall apply:


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

                         SCHEDULE 6 - DISTRIBUTOR PRICES
                         -------------------------------


Current distributor prices as of 01/07/2009:

         Per case of 24 cans CIF (Cost, Insurance and Freight) of both Playboy(R) Energy Drink Regular and Sugar Free- 250ml aluminum cans

         US $XXXXXX - After discount of XXXXXX% for first 12 months from the Effective Date
         US $XXXXXX - After 12 months from Effective Date

         The Company will arrange and pay for transportation of Products to the closest deep sea port in the Territory.









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            Schedule 7. Minimum Sales Projections in Cases (24 cans)
            --------------------------------------------------------

Contract Year                                           Territory

First year                                                XXXXXX
Second Year                                               XXXXXX
Third Year                                                XXXXXX
Fourth Year                                               XXXXXX
Fifth Year                                                XXXXXX







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                                    EXHIBIT A

                            PRODUCT LICENSE AGREEMENT













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[PORTIONS  OF  THIS  EXHIBIT  HAVE  BEEN  REDACTED  PURSUANT  TO A  REQUEST  FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                          INDEX TO PLAY BEVERAGES, LLC
                            PRODUCT LICENSE AGREEMENT
                            -------------------------

THE SCHEDULE


PARAGRAPH                                                              PAGE NO.
---------                                                              -------

1.   GRANT OF LICENSE
     a.       Grant                                                      6 - 9
     b.       Term                                                       9 - 10
     c.       License Year and License Quarter                               10
     d.       Territory                                                      10
     e.       Minimum Net Sales                                         10 - 11

2.   COVENANTS OF LICENSEE
     a.       Use                                                       11 - 12
     b.       Best Efforts
              (i)      Maintaining Goodwill                                  12
              (ii)     Distribution Channels                                 12
     c.       Royalties
              (i)      Guaranteed Royalties                             12 - 13
              (ii)     Earned Royalties                                      13
              (iii)    Interest                                              13
              (iv)     Letter of Credit                                      13
     d.       Statements and Payments                                   13 - 14
     e.       Records and Audit                                         14 - 15
     f.       Expenses of Conducting Examinations                            15
     g.       Product Quality                                                15
     h.       Approval of Products and the Materials                    15 - 17
     i.       Title and Protection and Preservation
               of the Playboy Properties                                17 - 18
     j.       Right to Subcontract, Licensee Financial Statements
               and Lists of Sources and Accounts                        18 - 19
     k.       Inventory                                                      19
     l.       Playboy Properties and Non-Competitive Brands             19 - 20
     m.       Indemnification and Product
               Liability Insurance                                      20 - 21
     n.       Advertising Expenditures, Advertising Plans and
                Public Relations                                        21 - 22

3.   ADDITIONAL COVENANTS OF THE PARTIES
     a.       Reservation  of Rights                                         22
     b.       Certain Sales                                                  22

4.   TITLE AND PROTECTION
     a.       Indemnification by Licensor                               22 - 23
     b.       Enforcement                                                    23

5.   RELATIONSHIP BETWEEN THE PARTIES
     a.       No Joint Venture                                               23
     b.       Assignment                                                23 - 24


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[PORTIONS  OF  THIS  EXHIBIT  HAVE  BEEN  REDACTED  PURSUANT  TO A  REQUEST  FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                          INDEX TO PLAY BEVERAGES, LLC
                            PRODUCT LICENSE AGREEMENT
                            -------------------------

                                   (Continued)


6.   SUBLICENSING                                                            24

7.   DEFAULTS AND RIGHTS OF TERMINATION
     a.       Defaults and Right to Cure                                     24
     b.       Bankruptcy or Assignment for
               Creditors, Business Discontinuance                       24 - 25
     c.       Loss of Trademark Rights                                       25
     d.       Qualified Auditor's Report                                     25
     e.       Cross-Default                                                  25

8.   EXPIRATION OR TERMINATION
     a.       Effect of Expiration or Termination                            25
     b.       Reserved Rights                                                25
     c.       Continued Sales After Expiration
               or Termination                                           25 - 26
     d.       Inventory After Expiration or Termination                      26
     e.       Equitable Relief and Legal Fees                           26 - 27
     f.       Termination Fee                                                27

9.   NOTICES
     a.       Effectiveness                                                  27
     b.       Address Change                                                 28

10.  CONFIDENTIAL INFORMATION                                                28

11.  SEVERABILITY                                                            28

12.  CONSENTS AND APPROVALS                                                  28

13.  APPLICABLE LAW                                                          28

14.  NO BROKER                                                               29

15.  CONSTRUCTION                                                            29

16.  SURVIVABILITY                                                           29

17.  RIGHTS CUMULATIVE                                                       29

18.  ENTIRE AGREEMENT                                                        29


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

THE SCHEDULE referred to in the Agreement made as of November 1, 2006.


S.1.              LICENSOR:             PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                        680 North Lake Shore Drive
                                        Chicago, IL  60611


S.2.              LICENSEE:             PLAY BEVERAGES, LLC
                                        c/o Goldring, Hertz and Lichtenstein
                                        450 Roxbury, 8th Floor
                                        Beverly Hills, CA  90210
                                        Contact:          Mr. Ken Hertz
                                        Telephone:        310 248 3107
                                        Email:            ken@ghlh.com

S.3.              THE TRADEMARKS:

                  PLAYBOY and RABBIT HEAD DESIGN (as depicted in Exhibit A attached hereto and made a part hereof).

                  THE IMAGES:

                  Certain images from Licensor's art and photo archives, which are approved in advance in writing by Licensor on a case-by-case basis. Although Licensee may submit to Licensor its request to use certain images, the specific images to be added to the Agreement will be granted in Licensor's sole discretion, based on appropriateness for the Products, Licensor's current strategic or business plan and availability of rights.

S.4.              THE TYPE OF LICENSE:

                  Exclusive, except as set forth in Paragraph S.5. below and Paragraph 1.a.(iii) of the Agreement.

S.5.              THE USE OF THE PLAYBOY PROPERTIES:

                  Design, manufacture, advertise, promote, sell and distribute the Products (either directly itself or through distributors) to or through: (i) Playboy-branded retail stores, which rights shall be non-exclusive and subject to the provisions of Paragraph 1.a.(iii)(c) and Paragraph 1.a.(iv) of the Agreement, mass retail stores, supermarkets, convenient stores, wholesale retail outlets such as Costco, discount beverage outlets and specialty stores (i.e. physical stores) located in the Territory (which may or may not have their own "E-Commerce Web Site" (as such term is defined in Paragraph 1.a.(iii) of the Agreement)); (ii) non-Playboy branded catalogs; (iii) "E-tailers" (as such term is hereinafter defined) which will promote the availability of the Products via such E-tailers' E-commerce Web Sites and which will fulfill orders for the Products placed through such E-commerce Web Sites to, and only to, those addresses located in the Territory; and (iv) an E-commerce Web Site owned or controlled by either Licensee or any such distributor which will promote the availability of the Products via such E-commerce Web Site and which will fulfill orders for the Products placed through such E-commerce Web Site to, and only to, those addresses located in the Territory. "E-tailers" shall mean any entity engaged in the promotion and sale of the Products whose primary means of promotion, sale or distribution of the Products is via an E-commerce Web Site. All rights granted under the License shall be subject to the terms and conditions of the E-commerce Guidelines attached hereto as Exhibit B and made a part hereof. In the event Licensee, or any affiliated or third-party distributor of Licensee's, fails to adhere to the terms and conditions of the E-commerce Guidelines, Licensor may deem such failure to be an incurable default under the terms and conditions of the Agreement. Licensee may not sell and distribute the Products to or through duty-free outlets as duty-free avenues of distribution are not included in the definition of such physical stores.


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S.6.              THE PRODUCTS:

                  Non-alcoholic energy drinks and water. Additional products may be added as Products under this Paragraph S.6. only upon Licensor's prior written approval and subject to the provisions of an amendment to this Agreement signed by both Licensee and Licensor.

S.7.              THE TERRITORY:

                  Australia, Benelux, Brazil, Canada, Chile, China, Denmark, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Korea, Lebanon, Mexico, New Zealand, Norway, Peru, Philippines, Portugal, Russia, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, United Arab Emirates, United Kingdom and the United States and the United States' territories and possessions; provided, however, that only Products bearing the RABBIT HEAD DESIGN Trademark may be advertised, promoted, sold and/or distributed in Chile and Japan.

S.8.              THE COMMENCEMENT DATE:

                  November 1, 2006

S.9.              THE EXPIRATION DATE:

                  March 31, 2012; subject to the Renewal Term in Paragraph 1.b.(ii) and the termination provisions set forth in the Agreement.

S.10.             THE MINIMUM NET SALES:

                  License Year                                Amount
                  ------------                                ------
                  LY 1 (11/01/06 - 03/31/08)                  XXXXXXXXXXX
                  LY 2 (04/01/08 - 03/31/09)                  XXXXXXXXXXX
                  LY 3 (04/01/09 - 03/31/10)                  XXXXXXXXXXX
                  LY 4 (04/01/10 - 03/31/11)                  XXXXXXXXXXX
                  LY 5 (04/01/11 - 03/31/12)                  XXXXXXXXXXX

S.11.             GUARANTEED ROYALTIES:

                  License Year                                Amount
                  ------------                                ------
                  LY 1 (11/01/06 - 03/31/08)                  XXXXXXXXXXX
                  LY 2 (04/01/08 - 03/31/09)                  XXXXXXXXXXX
                  LY 3 (04/01/09 - 03/31/10)                  XXXXXXXXXXX
                  LY 4 (04/01/10 - 03/31/11)                  XXXXXXXXXXX
                  LY 5 (04/01/11 - 03/31/12)                  XXXXXXXXXXX


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S.12.             EARNED ROYALTIES:

                  XXXXXXXXXXX of "Net Sales" (as defined in Paragraph 2.d.(ii) and subject to the provisions of Paragraph 3.b.(ii)) of the Products. XXXXXXXXXXX.

S.13.             THE ADDRESS WHERE BOOKS KEPT:  See Paragraph S.2. above.

S.14.             EUROPEAN UNION:

                  a. Within member states of the European Community (the "EU"), rights or obligations created or imposed by the License and this Agreement may not be exercised or enforced in a manner contrary to EU Law.

                  b. Licensee may not solicit orders from outside the Territory nor engage in any commercial or promotional activities with respect to the Products outside the Territory, the right of any purchaser of the Products within the Territory to export the Product purchased to other member states of the EU staying unaffected.

                  c. Limitation of the exercise of rights or the enforcement of obligations due to EU Law or the provisions of the foregoing subparagraphs shall not affect the validity or enforceability of any other rights and obligations under this Agreement.


PLAY BEVERAGES, LLC                        PLAYBOY ENTERPRISES
 (LICENSEE)                                 INTERNATIONAL, INC.
                                            (LICENSOR)


By:                                        By:
         -------------------------                  ----------------------------

Title:                                     Title:
         -------------------------                  ----------------------------

Date:                                      Date:
         -------------------------                  ----------------------------


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                                LICENSE AGREEMENT
                                -----------------


         This Agreement is made as of November 1, 2006, by and between the corporation described in Paragraph S.1. of the Schedule attached hereto and made a part hereof (hereinafter referred to as "Licensor") and the corporation described in Paragraph S.2. of the Schedule (hereinafter referred to as "Licensee").

                                    RECITALS

         WHEREAS, Licensor has certain rights in and to the trademark PLAYBOY and other trademarks identified in Paragraph S.3. of the Schedule and as depicted in Exhibit A (hereinafter collectively referred to as the "Trademarks") and to certain images from Licensor's photo or art archives (the "Images"). The Trademarks and Images may sometimes be collectively referred to as the "Playboy Properties;"

         WHEREAS, Licensee recognizes that the Playboy Properties have been widely used in, on, for or in connection with:

              a. an internationally distributed magazine (PLAYBOY) and related publications and printed materials published by Licensor or its subsidiaries, affiliates or licensees;

              b. advertising, promotion, publicity, broadcasting, telecasting and related uses in diverse businesses by Licensor or its subsidiaries or affiliates; and

              c. the manufacture, advertising, promotion, sale and distribution worldwide of a broad range of consumer products, including, but not limited to, jewelry, clothing, footwear, leather goods, audio and visual recordings, and personal health and home articles and accessories;

         WHEREAS, the parties hereto desire that Licensor grant to Licensee a license to use the Playboy Properties in the design, manufacture, advertising, promotion, sale and distribution of the "Products" (as defined in Paragraph 1.a.(i) hereof);

         NOW, THEREFORE, in consideration of the mutual promises herein contained, it is mutually agreed as follows:

         1. GRANT OF LICENSE.

              a. Grant:

                     (i) Upon and subject to the terms and conditions
              hereinafter set forth, Licensor hereby grants to Licensee, and Licensee hereby accepts, the right, license and privilege specified in Paragraph S.4. of the Schedule to use the Playboy Properties in connection with, and only with, the use specified in Paragraph S.5. of the Schedule on and in connection with specifically designated and approved articles of merchandise specified in Paragraph S.6. of the Schedule (hereinafter collectively referred to as the "Products") in the territory specified in Paragraph S.7. of the Schedule (hereinafter referred to as the "Territory"). Such right, license and privilege is hereinafter referred to as the "License." It is understood and agreed that while the manufacture of the Products may take place outside the Territory, none of the Products may be advertised, promoted, sold or distributed outside the Territory by Licensee except as set forth in Paragraph S.14. of the Schedule attached hereto.



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                     (ii) Nothing contained in this Agreement shall prevent
              Licensor (on behalf of itself and its subsidiaries and affiliated companies) from doing any or all of the following: (a) using or granting one or more others the right or license to use the Playboy Properties on or in connection with the Products in any area of the world other than the Territory or in the Territory through duty free outlets or on or in connection with any services or goods other than the Products in any or all area(s) of the world including the Territory; and/or (b) manufacturing or having manufactured in the Territory the Products for sale outside the Territory.

                     (iii) Anything in this Agreement to the contrary
              notwithstanding, Licensor (on behalf of itself and its subsidiary and affiliated companies) reserves: (a) the right to produce or have produced the Products to be used in the Territory specifically for promotional and advertising purposes and not for sale; (b) the right to produce or have produced any or all of the Products for the advertisement, promotion, sale and distribution, in the Territory, through direct marketing channels or sales (including, but not limited to, direct mail, catalog houses, home shopping programs, infomercials and the like), premium sales, incentive sales, home party plans or through any other means now known or hereafter available; (c) the right to produce or have produced by any third party the Products or similar products to be advertised, sold and distributed through a Playboy-branded retail store located in the Territory; or (d) the right to produce or have produced any or all of the Products for the advertisement, promotion, sale and distribution in the Territory of any or all of the Products in the Territory, via any E-commerce Web Site or via "Mobile Commerce," which shall mean transactions conducted by Licensee on one or more mobile telecommunications networks exclusively within the Territory and exclusively via the language of each country of the Territory in "Mobile Device" presentations associated with the Playboy Properties. "Mobile Device" means a mobile, wireless device existing as of the Commencement Date or developed thereafter that (i) is intended to be mobile and not commonly used at a fixed location; and (ii) is capable of receiving voice, data, and/or video communications. The definition of "Mobile Device" includes, without limitation, personal digital assistants (PDAs), pagers, mobile phones and other devices receiving communications via wireless fidelity (wi-fi) network and, for the avoidance of doubt, excludes all non-mobile television devices or other devices that function as a receiver or set-top box for a television-type broadcast or other signal, fixed display device or fixed monitor. "E-Commerce Web Site" shall mean promoting, offering, providing or selling the Products using or via communications involving the TCP/IP Protocol or any TCP/IP Successors. "TCP/IP Protocol" (which stands for Transmission Control Protocol/Internet Protocol) shall mean the two-layered program that is the basic communication language or protocol of publicly accessible computer networks such as the Internet and private computer networks such as intranets and extranets. "TCP/IP Successors" shall mean programs, languages, protocols or other technical means that are being developed or that have yet to be developed which are intended to supplement, supersede or replace TCP/IP or its use for communications on computer networks. Any Products advertised, promoted, sold or distributed by Licensor or its subsidiary or affiliated companies for the purposes set forth in subparagraphs (b), (c) and (d) above shall be obtained only from Licensee at the lowest prices offered to other purchasers of the Products ordering similar quantities; provided, however, that in the event Licensee cannot fulfill Licensor's orders (or the orders of Licensor's subsidiary or affiliated companies) for the Products at such low prices or in the quantities or within the time frames needed, Licensor (or its subsidiary or affiliated companies) may seek fulfillment of the relevant orders through one or more third parties without liability or obligation to Licensee.

                     (iv) Licensee acknowledges that there are a number of
              authorized Playboy-branded stores in various countries around the world. In the event the licensees for any such Playboy-branded stores wish to purchase any of the Products from Licensee or its distributors for sale through the Playboy-branded stores, Licensee may fulfill such orders subject to the provisions of this Paragraph 1.a.(iv). While fulfillment of such orders may consist of Licensee or its distributors shipping the Products outside of the Territory, such shipments of the Products to such authorized Playboy-branded stores outside of the Territory will not be a violation of the Territory restrictions set forth in this Agreement; provided, however, that (a) Licensee may not solicit such orders outside of the Territory; (b) Licensee must report


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              such sales separately on the "Statements;" (c) Licensee will include such sales in the calculation of "Net Sales" for the purpose of computing "Minimum Net Sales" and "Earned Royalties;" and (d) Licensee must notify Licensor in advance in writing of any such order and must obtain Licensor's prior written approval to fulfill such orders. Further, in the event Playboy has opened or opens, itself or through a third party, a Playboy-branded store in the Territory, the licensee for such Playboy-branded store in the Territory may source the Products or similar products through any third party anywhere in the world and sell such Products or similar products through such Playboy-branded store in the Territory and such sourcing and selling will not be a violation of the License.

                     (v) Anything in this Agreement to the contrary
              notwithstanding, Licensee shall have no right through the License to open or operate a free-standing retail store using the Playboy Properties or any of Licensor's other intellectual property on or in connection with such store or the signage for such store.

                     (vi) XXXXXXXXXXX

              b. Term:

                     (i) The term of the License and this Agreement (hereinafter referred to as the "Term") shall commence on the date specified in Paragraph S.8. of the Schedule (hereinafter referred to as the "Commencement Date") and shall expire at midnight, Chicago time, on the date specified in Paragraph S.9. of the Schedule (hereinafter referred to as the "Expiration Date"), unless sooner terminated by operation of law or as provided in this Agreement.

                     (ii) On the conditions that: (a) Licensee shall be in full compliance with all of the terms and conditions of this Agreement, including the timely payment of all amounts required under this Agreement; (b) the Minimum Net Sales have been met or exceeded for each License Year of this Agreement; (c) Licensor has provided, not later than February 1, 2012, its written approval for the Agreement to renew as set forth in this Paragraph 1.b.(ii), then this Agreement will renew for five (5) additional License Years commencing on April 1, 2012 and ending at midnight, Chicago time, on March 31, 2017 on the same terms and conditions of this Agreement except that (y) the Minimum Net Sales for each License Year of the "Renewal Term" will be XXXXXXXXXXX; and (z) the Guaranteed Royalties for each License Year of the "Renewal Term" will be XXXXXXXXXXX. Anything in this Agreement to the contrary notwithstanding, in the event that Licensee becomes non-compliant with the terms and conditions of this Agreement after its receipt of Licensor's notice approving the renewal of this Agreement as set forth in this Paragraph 1.a.(ii), or in the event that Licensor does not provide its written approval as set forth above, then this Agreement will not be renewed as set forth in this Paragraph 1.a.(ii) and Licensor shall be free to pursue such licensing opportunities without obligation or liability to Licensee. For ease of reference, such five-year renewal term will be referred to herein as the "Renewal Term" but all the terms and conditions applicable to "Term" shall be deemed applicable to the Renewal Term except to the extent that the terms and conditions of the Renewal Term shall differ from the terms and conditions of this Agreement, in which case the terms and conditions of the renewal of this Agreement shall control as to the Renewal Term.


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                     (iii) On the conditions that: (a) Licensee shall be in full compliance with all of the terms and conditions of this Agreement, including the timely payment of all amounts required under this Agreement; (b) the Minimum Net Sales have been met or exceeded for each License Year of this Agreement; (c) Licensor has provided, not later than February 1, 2017, its written approval for the Agreement to renew as set forth in this Paragraph 1.b.(ii), then this Agreement will renew for five (5) additional License Years commencing on April 1, 2017 and ending at midnight, Chicago time, on March 31, 2022 on the same terms and conditions of this Agreement except that (x) there will be no conditional automatic renewal following March 31, 2022; (y) the Minimum Net Sales for each License Year of the "Second Renewal Term" will be the greater of XXXXXXXXXXX or the amount of the Net Sales actually achieved in License Year 10; and (z) the Guaranteed Royalties for each License Year of the "Second Renewal Term" will be the greater of XXXXXXXXXXX or the amount of the Guaranteed Royalty plus the amount of the Earned Royalty due and payable in License Year 10. Anything in this Agreement to the contrary notwithstanding, in the event that Licensee becomes non-compliant with the terms and conditions of this Agreement after its receipt of Licensor's notice approving the renewal of this Agreement as set forth in this Paragraph 1.a.(iii), or in the event that Licensor does not provide its written approval as set forth above, then this Agreement will not be renewed as set forth in this Paragraph 1.a.(iii) and Licensor shall be free to pursue such licensing opportunities without obligation or liability to Licensee. For ease of reference, such five-year renewal term will be referred to herein as the "Second Renewal Term" but all the terms and conditions applicable to "Term" shall be deemed applicable to the Second Renewal Term except to the extent that the terms and conditions of the Second Renewal Term shall differ from the terms and conditions of this Agreement, in which case the terms and conditions of the renewal of this Agreement shall control as to the Second Renewal Term.

              c.  License Year and License Quarter:

                     (i) For all purposes under this Agreement, a "License Year"
              shall be each twelve (12) consecutive calendar month period commencing on each April 1st of the Term and ending at midnight, Chicago time, on each following March 31st of the Term, except that the first License Year will be the seventeen (17) consecutive calendar months commencing on the Commencement Date and ending at midnight, Chicago time, on March 31, 2008. If the expiration or termination of the License and this Agreement is effective other than at the end of any such seventeen (17) or twelve (12) month period, then the final period of less than seventeen (17) or twelve (12) months ending on the effective date of such expiration or termination shall be deemed to be a License Year.

                     (ii) For all purposes under this Agreement, a "License
              Quarter" shall be the first five (5) consecutive calendar months of the first License Year and each succeeding three (3) month period of the first License Year and each License Year thereafter, and if the expiration or termination of the License and this Agreement is effective other than at the end of a License Year, then the final period of less than five (5) or three (3) months ending on the effective date of such expiration or termination shall be deemed to be a License Quarter.

              d. Territory: The License shall extend only to the Territory, and the use by Licensee of the Playboy Properties shall be confined to the Territory. Licensor shall have the right, but not the obligation, to terminate this Agreement by deeming any sales or distribution of the Products or use of the Playboy Properties by Licensee outside of the Territory to be an incurable default under this Agreement. Such sales of the Products or use of the Playboy Properties shall include any sales of the Products in the Territory for resale outside of the Territory. Within member states of the EU, however, Paragraph S.14. of the Schedule attached hereto is applicable. Licensee shall be free at all times during the Term to submit to Licensor a proposal to add additional countries to the Territory, but Licensor shall be under no obligation to agree to such proposal. In the event Licensor receives a bona fide offer to sell and distribute the Products to any country


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         outside of the Territory and Licensor, in its sole discretion elects to accept such offer, it will first notify Licensee that Licensor desires to pursue such offer. Licensee must notify Licensor, within five (5) business days of receipt of Licensor's notice, of its decision whether or not to pursue negotiations with Licensor for such rights. In the event Licensee decides, in its sole discretion, not to pursue such negotiations with Licensor, Licensor may pursue such opportunity without obligation or liability to Licensee. In the event Licensee decides, in its sole discretion, to pursue such opportunity, Licensor will negotiate in good faith with Licensee for such rights. If, within thirty (30) days after Licensor's receipt of Licensee's decision to enter into such negotiations, Licensor and Licensee have not concluded an agreement, it will be conclusively presumed that the parties cannot reach an agreement and Licensor will be free to pursue such opportunities without obligation or liability to Licensee.

              e. Minimum Net Sales: Notwithstanding anything in this Agreement to the contrary, if Licensee's "Net Sales" (as defined in Paragraph 2.d.(ii) hereof) in any License Year are less than those specified in Paragraph S.10. of the Schedule for such License Year (hereinafter referred to as the "Minimum Net Sales"), then Licensor shall have the right to either: (i) declare the License to be non-exclusive, thereby giving Licensor the rights to design, manufacture, advertise, promote, sell and distribute the Products in competition with Licensee or otherwise grant any or all of such rights to one or more other parties; or (ii) terminate the License and this Agreement by deeming the failure to attain the Minimum Net Sales to be an incurable default under this Agreement. Such declaration or termination: (a) shall be immediately effective upon the receipt by Licensee of written notice from Licensor which shall be sent no later than forty-five (45) days after Licensor's receipt of the "Statement" (as defined in Paragraph 2.d.(i) hereof) for the end of each License Year and which evidences such shortfall; and
         (b) shall have no effect upon the amounts due and payable to Licensor for periods prior to or after such declaration or termination.

         2. COVENANTS OF LICENSEE.

              a.  Use:

                     (i) Subject to Licensor's prior approval as hereinafter
              required, Licensee shall commence bona fide commercial sales of the Products as soon as practicable after the Commencement Date, but in no event later than April 1, 2007. If Licensee fails to commence such sales by such date, Licensor may treat such failure as a default under this Agreement. In the event during any License Year, Licensee has not on a regular and ongoing basis: (y) sold and distributed one or more of the Products within all categories of the Products under Paragraph S.6. of the Schedule; or (z) sold and distributed the Products in all countries of the Territory, then Licensor shall have the right to delete, from the Schedule upon not less than thirty (30) days' prior written notice to Licensee, any Products which, any Product category from which, or any country to which Licensee has not so sold and distributed. In the event that all Products are deleted from the Schedule or all countries are deleted from the Territory, then the License and this Agreement will automatically terminate due to an incurable default. For purposes of clarification, the sales discussed in this Paragraph 2.a.(i) are bona fide commercial sales, which are volume sales to the distribution channels listed in Paragraph S.5. of the Schedule for sale or distribution to consumers and will specifically exclude sample sales to distributors or wholesalers.

                     (ii) Licensee shall not cause or authorize any use of the
              Playboy Properties in any area of the world outside the Territory and shall not knowingly manufacture, sell or otherwise deal with or distribute any of the Products on behalf of or to any individual or entity that Licensee believes or has reason to believe intends or intend or is or are likely to sell, deal with or distribute any of the Products in any way outside the Territory. Within member states of the EU, however, Paragraph
              S.14. of the Schedule attached hereto is applicable. Licensee shall ensure that all of its distributors, whether affiliated or


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              third-party, to which Licensee sells or through which Licensee otherwise moves any Products are aware of all Territory restrictions on the use of the Playboy Properties and the distribution of the Products and shall obtain an executed "Distributor Contract" (as defined in Paragraph 2.j.(ii) hereof) from all of its third-party distributors as set forth in Paragraph 2.j.(ii) hereof. Licensee shall immediately notify Licensor should Licensee become aware that any of its distributors, whether third-party or affiliated, have distributed or dealt with the Playboy Properties or Products in any way outside the Territory.

                     (iii) Licensee warrants and represents that it has and will continue to have throughout the Term and the "Sell-Off Period" (as defined in Paragraph 8.c. hereof) the legal right and authority to enter into this Agreement and to assume and perform its duties and obligations hereunder and that there is or are no, and Licensee shall not enter into during the Term and the Sell-Off Period any, contract, agreement or understanding with any individual or entity which would in any way restrict or prevent Licensee from the performance of its duties and obligations under this Agreement.

                     (iv) Licensee shall be responsible for obtaining, at its
              own expense, any and all licenses, permits and approvals (including governmental and all other licenses, permits and approvals) necessary for Licensee to: (a) design, manufacture, advertise, promote, sell and distribute the Products; (b) pay "Guaranteed Royalties" (as defined in Paragraph 2.c.(i) hereof), "Earned Royalties" (as defined in Paragraph 2.c.(ii) hereof) and taxes; and (c) fulfill any and all other duties and obligations and exercise the rights of Licensee under this Agreement. In the event Licensee is unable, for any reason, to obtain prior to the Commencement Date or maintain throughout the Term all of such licenses, permits or approvals, then Licensor shall have the right to either (i) delete from the Territory any country in which Licensee has not obtained or maintained all necessary licenses, permits, patents, approvals or permissions; or (ii) terminate the License and this Agreement by deeming the failure to obtain the necessary licenses, permits, patents, approvals or permissions to be an incurable default under this Agreement. Licensee warrants and represents that the Products are safe for the use for which they are being marketed, sold or distributed and have been tested and approved by the FDA and/or the relevant governing bodies.

                     (v) Licensee will take all necessary actions to ensure that all aspects of its obligations in connection with this Agreement comply with all applicable federal and state and local laws, rules and regulations, including, without limitation, the CAN-SPAM Act of 2003. Licensee will not create, initiate, transmit or otherwise participate in the creation, initiation or transmission of any unsolicited bulk email in connection with the Products. In addition, Licensee will comply with all applicable state and federal laws governing privacy, technology, software and trade secrets.

              b.  Best Efforts:

                     (i) Maintaining Goodwill: Licensee recognizes that the
              Trademarks are associated with Licensor on a worldwide basis and, therefore, Licensee shall, throughout the Term and the Sell-Off Period, constantly use its commercially reasonable efforts in the advertising, promoting, selling, distributing and in all other dealing with or disposal of the Products to protect the good name and goodwill associated with the Trademarks and Licensor, and to obtain the greatest Net Sales throughout the entire Territory and the entire Term and the Sell-Off Period. Should Licensee take any action which negatively affects or impacts the good name, goodwill or reputation of Licensor, Licensor may deem such to be an incurable default by Licensee under this Agreement.


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                     (ii) Distribution Channels: Licensee acknowledges and
              agrees that the sale of the Products in certain types of stores or through certain types of web sites can negatively affect the reputation and the value of the Playboy Properties, as some types of stores or web sites are perceived by the public as having lower quality products than other types of stores regardless of whether the products or their prices are the same. Licensee agrees that it will sell and distribute the Products only to those stores or web sites that are generally perceived by the public as good quality stores or web sites by virtue of their reputations for quality products and by their providing certain service amenities associated with good quality stores, which may include without limitation the availability of any or all of the following: customer service desks; knowledgeable, regular, full-time service representatives; and provision for the return of products. Licensee and Licensor agree that warehouse outlets, deep discount chains and other similar channels are generally perceived by the public as having lower quality products and will therefore not be considered acceptable channels of sale and distribution of the Products under this Agreement. Licensor and Licensee agree to reasonably attempt to settle all differences of opinion as to whether or not a specific store or chain of stores is an acceptable channel for the sale and distribution of the Products, but Licensor's decisions in this matter shall govern and control. Licensee shall be responsible for and shall assume and pay for all costs and expenses related to Licensee's design, manufacture, advertising, promotion, sale and distribution of the Products.

              c. Royalties:

                     (i) Guaranteed Royalties: XXXXXXXXXXX

                     Under no circumstances whatsoever will Licensor return to
              Licensee all or any part(s) of Guaranteed Royalties, except as provided in Paragraph 8.b. hereof.

                     (ii) XXXXXXXXXXX

                     (iii) XXXXXXXXXXX

                     (iv) Letter of Credit: If, during any License Year,
              Licensee fails to make any timely payment of any amounts due under this Agreement, Licensor will have the right to require Licensee to deliver to Licensor an Irrevocable Stand-By Letter of Credit (the "Letter of Credit") in favor of Licensor confirmed and advised through a U.S. bank designated by Licensor and on terms and in the form and content as directed by Licensor in the amount of any and all unpaid and payable amounts for the remainder of that License Year. Licensee will have ten (10) days from the date of Licensor's demand for a Letter of Credit within which to comply with such requirement. Additionally, Licensee will deliver to Licensor a new Letter of Credit for each subsequent License Year in the amount of all Guaranteed Royalties due for that License Year. Licensor must receive the new Letter of Credit not less than thirty (30) days before the start of each such subsequent License Year. Licensor will have the right, at any time, to draw upon such Letter of Credit if Licensee fails to make any payments as provided for under this Agreement. All costs and expenses associated with such Letter of Credit, including, but not limited to, opening, amending and drawing fees, will be borne by Licensee. Licensee's failure to provide Licensor with a Letter of Credit as herein above provided shall be an incurable default under this Agreement.

              d.  Statements and Payments:

                     (i) Within forty-five (45) days after each License Quarter and the conclusion of the Sell-Off Period, or within ten (10) days after the date of Licensor's written request, Licensee shall furnish to Licensor or its designee a complete and accurate statement in a format acceptable to Licensor and certified to be true by the Chief Financial Officer of Licensee (hereinafter referred to as the "Statement") showing for such License Quarter and the License Year through such period or for the Sell-Off
              Period: (a) a listing of Licensee's accounts and the accounts of Licensee's affiliated and third-party distributors in the Territory and the units and description of all of the Products sold and distributed to each such account or otherwise disposed of by Licensee or by Licensee's affiliated and third-party distributors; (b) the computations of Net Sales (as hereinafter defined) on all such sales; (c) the computation of the Earned Royalties and the amount of Earned Royalties due and payable; and
              (d) the advertising and promotion expenditures made by Licensee pursuant to Paragraph 2.n. hereof and the details of all such expenditures, supported by copies of vouchers and copies of all advertising for or relating to the period covered by such Statement. When, during any License Year, the amount of Guaranteed Royalties for such License Year has been exceeded by the amount calculated according to Paragraph S.12. of the Schedule for such License Year, Licensee shall commence payment of Earned Royalties. Licensee shall pay all accrued and unpaid Earned Royalties by remittance accompanying each of the Statements.

                     (ii) As used in this Agreement, the term "Net Sales" means the invoice price charged by Licensee for the Products less (x) refunds, credits and allowances actually made or allowed to customers for returned Products; (y) customary trade discounts (including anticipations) afforded to and actually taken by customers against payment for the Products; and (z) taxes assessed on sales (only where applicable).

                     (iii) Licensee will not sell the Products in a way which
              would cause serious harm to Licensor and Licensor's business activities, particularly the goodwill and image of the Trademarks.

                     (iv) If Licensee sells any of the Products to any
              individual or entity that is directly or indirectly owned or controlled by Licensee or is under common ownership with Licensee, in whole or in part, the invoice price used to compute Net Sales hereunder shall be the invoice price that would have been charged to an unrelated purchaser in an arm's-length transaction for such Products.

                     (v) (a) Payments Licensee is required to make by the terms of this Agreement shall be made by wire transfer in United States Dollars through a bank specified by Licensor. Any and all costs associated with the wire transfer payments shall be borne by Licensee. No deduction shall be made for income or other taxes without Licensor's written permission, unless Licensee is compelled to do so by law; in which case Licensee shall provide Licensor with evidence that such tax has been paid in the proper amount. Licensee shall give due notice to Licensor of any such proposed deductions. Licensee shall make no further deductions without prior approval from Licensor based on satisfactory documentation presented by Licensee to Licensor. In the event payments in the manner provided in this Paragraph 2.d. shall become impossible or illegal by reason of the action of governmental authority, then, at Licensor's option, this Agreement may be terminated; and whether or not Licensor exercises such option, while such restrictions remain in effect, all payments due Licensor shall be made to an account in the Territory, or elsewhere where permitted by law, to be designated by Licensor.

                         (b) In determining the proper rate of exchange to be
              applied to the payments due hereunder, it is agreed that:




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                            (1) Licensee shall calculate Earned Royalties on a
                     calendar month basis in local currency (with each such month considered to be a separate accounting period for the purpose of computing Earned Royalties);

                            (2) Licensee shall compute a conversion rate of each
                     such monthly totally into United States currency utilizing the mid-range rates as quoted by Reuters and other sources as published in the Wall Street Journal on the last business day of each relevant calendar month; and

                            (3) The converted amounts (in U.S. currency) shall
                     be added together on a cumulative basis and will be reflected in the statement required under Paragraph 2.d. hereof.

              e. Records and Audit: Licensee shall: (i) keep accurate books of account and records (including but not limited to utilization of consecutively numbered invoices which reconcile to each Statement and Licensee's general ledger) covering all transactions relating to or arising out of the License and this Agreement (which books and records shall be maintained separately from Licensee's documentation relating to other items manufactured or sold by Licensee); and (ii) permit Licensor or its nominees, employees, agents or representatives to have full access to such books and records in order to inspect such books and records at all reasonable hours of the day, to conduct an examination of and to copy (at Licensor's expense), all such books and records. Licensee shall maintain in good order and condition all such books and records for a period of two (2) years after the expiration or termination of the License and this Agreement or, in the event of a dispute between the parties hereto, until such dispute is resolved, whichever date is later, and such books and records shall be kept at the address stated in Paragraph S.13. of the Schedule, except as such address may be changed from time to time in accordance with Paragraph 9.b. hereof. Receipt or acceptance by Licensor of any Statement furnished pursuant hereto or any sums paid by Licensee hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and if one or more inconsistencies or mistakes are discovered by Licensor in such Statement, it or they shall be rectified in an amended Statement received by Licensor no later than ten (10) days after the date of receipt by Licensee of notice of that which should be rectified.

              f. Expenses of Conducting Examinations: If any inspection or examination referred to in Paragraph 2.e. above discloses, or Licensor or Licensee otherwise discovers, an underpayment of Earned Royalties, the amount of such underpayment shall be paid by Licensee to Licensor no later than thirty (30) days after receipt of notice or knowledge thereof by Licensee. XXXXXXXXXXX If such inspection or examination by a third-party auditor: (i) discloses or Licensor or Licensee otherwise discovers an overpayment of Earned Royalties (or, pursuant to Paragraph 8.b. hereof, an overpayment of Guaranteed Royalties), the amount of such overpayment shall be credited against future payment of any or all of the Guaranteed Royalties and Earned Royalties or, in the event of the expiration or termination of the License and this Agreement and there is or are no such future XXXXXXXXXXX

              g. Product Quality: Licensee hereby warrants and agrees that the Products designed, manufactured, advertised, promoted, sold or distributed under this Agreement shall bear the Playboy Properties faithfully produced and shall meet the high standards of quality, workmanship, material, design, size, color and style established by Licensor from time to time and in accordance with the terms and conditions of this Agreement. Licensee will not knowingly or negligently cause or authorize any or all of the Products not conforming to this Agreement to be sold or distributed, as doing so may adversely affect Licensor's goodwill in the Trademarks and any such non-conforming Products shall be destroyed at Licensee's expense. All of the Products shall conform to and comply with, in all respects, all federal, state and local laws, rules and regulations governing the




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         design, quality, labeling and safety of such Products. Licensee shall not cause, condone or authorize: (i) the use of any substandard or offensive materials in or in connection with any of the Products; (ii) any violation of any federal, state or local law or regulation, including, but not limited to, provisions thereof imposing advertising standards or requiring trade or content description of the Products; or
         (iii) the use of the Playboy Properties or any other word, device or symbol associated in any way with any or all of Licensor and its subsidiaries and affiliates in connection with any product or activity that is not the subject of the License and this Agreement.

              h. Approval of Products and the Materials:

                     (i) Licensee understands and agrees that each of the
              Products and any other items bearing the Playboy Properties or intended for use in connection with the Products (hereinafter collectively referred to as the "Materials") must be approved in advance by Licensor. The Materials include, but are not limited to, photography, cartons, containers, labels, wrappers, packages and other inner and outer packaging materials, fixtures, displays, artwork and printing, advertising, sales, marketing and promotional materials. Licensee shall, at its own expense, submit to Licensor or its designee for written approval, samples of each of the Products and the Materials at each stage of development thereof, which shall include, but not be limited to: (a) an initial sketch or photograph; (b) a sample prototype or equivalent acceptable to Licensor; and (c) two final production-quality samples of that which will be mass produced or manufactured. Licensee must obtain Licensor's written approval of each stage of development before proceeding to the next stage, and in no event shall Licensee commence or permit the mass manufacture, advertising, promotion, sale or distribution of any of the Products or the Materials unless and until Licensee has received Licensor's written approval of the samples provided pursuant to
              (c) of this Paragraph 2.h.(i). In the event Licensor fails to provide its approval or disapproval of any or all things submitted to Licensor pursuant to this Paragraph 2.h.(i) within fourteen
              (14) days of Licensor's receipt thereof, Licensee may send written notice to Licensor advising no response was received. If Licensor does not respond within five (5) days of Licensor's receipt thereof, then Licensor shall be deemed to have given disapproval.

                     (ii) To ensure that each of the Products and the Materials are constantly maintained per season, per License Year in conformance with the samples previously approved for such season in such License Year pursuant to Paragraph 2.h.(i) above, Licensee shall, within fourteen (14) days of receipt of a request from Licensor, send or cause to be sent to Licensor at Licensee's expense: (a) such actual samples requested by Licensor of the Products and the Materials Licensee is using, manufacturing, selling, distributing or otherwise disposing of; and (b) a listing or revised listing of each location where any of the Products and the Materials or either thereof are designed, manufactured, stored or otherwise dealt with, except to the extent such listing or revised listing duplicates currently accurate information provided pursuant to Paragraph 2.j.(iii) hereof. Licensor and its nominees, employees, agents and representatives shall have the right to enter upon and inspect, at all reasonable hours of the day, any and all such location(s) and to take, without payment, such samples of any of the Products and the Materials as Licensor reasonably requires for the purposes of such inspection.

                     (iii) If any of the Products or Materials sent or taken
              pursuant to Paragraph 2.h.(ii) above or that otherwise come to the attention of Licensor does or do not conform in Licensor's reasonable discretion to the previously approved samples for the relevant season in the relevant License Year, Licensor shall so notify Licensee, in writing, specifying in what respect such of the Products or Materials is or are unacceptable. Immediately upon receipt of such notice, Licensee shall suspend all manufacture, sale and distribution of and shall obtain back from Licensee's accounts all such Products and Materials and shall not resume the manufacture, sale or distribution thereof unless and until Licensee has made all necessary changes to the satisfaction of Licensor and has received Licensor's written reapproval of each of such Products and Materials.


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                     (iv) Except as otherwise specifically provided in this
              Agreement, all of the Products and the Materials that are not approved by Licensor or that are determined by Licensor to be non-conforming or unacceptable shall not be sold, distributed or otherwise dealt with by Licensee. All such Products and Materials shall be destroyed by Licensee with, if Licensor so requests, an appropriate certificate of destruction furnished to Licensor.

                     (v) Except as provided in Paragraph 2.h.(iv) above, any and all sales, distribution or use by Licensee of unapproved, non-conforming or unacceptable Products or Materials shall not only constitute an incurable default under the terms of this Agreement, but such Products or Materials also shall be considered unlicensed and an infringement of Licensor's proprietary rights, and Licensor shall have the right to bring legal action against Licensee for any and all remedies available to Licensor in addition to the remedies available under this Agreement.

                     (vi) Licensee may engage, employ or utilize artists,
              designers or other third parties (collectively, the "Designers") to develop Products and/or Materials. Licensee shall obtain a written assignment, and shall supply Licensor with a copy of each such assignment, from any Designer in favor of Licensor under which all of such Designer's right, title and interest, including, but not limited to, all rights of copyright and trademark, in and to such Designer's work product is transferred and conveyed to Licensor to the maximum extent permitted by applicable law so that Licensor will be the sole owner of all rights therein.

              i.  Title and Protection and Preservation of Playboy Properties:
                  -----------------------------------------------------------

                     (i) Licensee hereby acknowledges each of the following: the great value of the goodwill associated with the Trademarks; the worldwide recognition thereof; that the proprietary rights therein and goodwill associated therewith are solely owned by and belong to Licensor; that the Trademarks and other related words, devices, designs and symbols are inherently distinctive or have secondary meaning firmly associated in the mind of the general public with Licensor, its subsidiaries and affiliates and its or their activities; and that all additional goodwill associated with the Trademarks created through the use of such Trademarks by Licensee shall inure to the sole benefit of Licensor. During and after the Term, Licensee shall not:

                            (a) attack or question the validity of, or assist
                     any individual or entity in attacking or questioning, the title or any rights of or claimed by Licensor, its subsidiaries and affiliates and their respective licensees and sublicensees in and to the Playboy Properties or any other trademarks, copyrights or such other intellectual or intangible property associated or connected with any or all of Licensor, its subsidiaries and affiliates, their publications, published material, activities, licensees and sublicensees. Within the EU-member states the obligation not to attack the validity is restricted to not challenging Licensor's ownership of the Playboy Properties;

                            (b) directly or indirectly seek for itself, or
                     assist any third party or parties to use or acquire, any rights, proprietary or otherwise, in any patent, trademark, copyright or such other intellectual or intangible property so associated or connected, without the prior written approval of Licensor;


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                            (c) in any way seek to avoid Licensee's duties or
                     obligations under this Agreement because of the assertion or allegation by any individual(s), entity or entities that any or all of the Playboy Properties are invalid or by reason of any contest concerning the rights of or claimed by Licensor; or

                            (d) file or prosecute one or more trademark
                     applications regarding Licensee's use of the Playboy Properties, unless first requested to do so in writing by Licensor. (Licensee will cooperate with Licensor in connection with any and all such filings.)

                     (ii) Licensee shall:

                            (a) use the Playboy Properties as permitted under
                     this Agreement in each jurisdiction strictly in accordance with the legal requirements in such jurisdiction. At Licensor's request, Licensee shall cooperate fully with Licensor in preparing and causing to be recorded in every jurisdiction designated by Licensor registered user agreements and all other documents or filings which may be necessary or desirable to evidence, protect and implement the rights of or claimed by Licensor pursuant to this Agreement. In the event of any ambiguities between any registered user agreement or other similar document or filing and this Agreement, the terms and conditions of this Agreement shall govern and control. Upon expiration or termination of this Agreement for any reason whatsoever, Licensee shall execute and file any and all documents, as required and directed by Licensor and at Licensee's expense, terminating any and all registered user agreements or other filings. Licensee hereby authorizes and empowers Licensor to terminate all registered user or other filings on Licensee's behalf and in Licensee's name. Licensor shall be responsible for the costs and expenses associated with such recordation and de-recordation; provided, however, that Licensor shall not be responsible for paying fees or expenses incurred, if any, by Licensee for Licensee's review, comment, approval and or signing any documents required to effect such recordation and/or de-recordation;

                            (b) affix or imprint irremovably and legibly on each
                     of the Products and on or within all of the Materials such Playboy Properties, trademark notices, copyright notices, legends and Licensor's official hologram as Licensor directs;

                            (c) manufacture, sell, distribute or otherwise deal
                     with the Materials solely in connection with the Products (except for any or all of the Materials which do not bear one or more of the Playboy Properties or otherwise are not associated with any or all of the Products by virtue of, but not limited to, such things as design, color or content); and

                            (d) not cause or grant permission to any third party
                     or parties to acquire any copyright or other proprietary right in connection with any word, device, design or symbol used by Licensee in connection with any of the Products or the Materials.

                     (iii) Licensee hereby assigns, transfers and conveys to
              Licensor, to the maximum extent permitted by applicable law, all of Licensee's right, title and interest in all copyrightable matter created by Licensee under or in connection with this Agreement so that Licensor shall be the sole owner of all copyrights therein.

                     (iv) Anything in this Agreement to the contrary
              notwithstanding, Licensor shall have no right, title or interest in or to any of Licensee's trademarks, copyrights or tradenames.


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              j. Right to Subcontract, Licensee Financial Statements and Lists
         of Sources and Accounts:

                     (i) Licensee may subcontract the manufacture of any or all component parts of any or all of the Products bearing the Playboy Properties pursuant to this Agreement, provided: (x) Licensee notifies Licensor in advance of any intended supplier/subcontractor and obtains Licensor's prior written approval of such supplier/subcontractor; (y) Licensee obtains from each such supplier/subcontractor an executed written agreement in the form attached hereto and made a part hereof as Exhibit D; and
              (z) furnishes a copy of each such executed agreement to Licensor.

                     (ii) Licensee may subcontract with a third-party
              distributor for the distribution of the Products in the Territory pursuant to this Agreement, provided: (x) Licensee notifies Licensor in advance of any intended third-party distributor and obtains Licensor's prior written approval of any such third-party distributor; (y) Licensee obtains from each Licensor-approved third-party distributor an executed written agreement (the "Distributor Contract") attached hereto and made a part hereof as Exhibit E; and (z) furnishes a copy of each Distributor Contract to Licensor. For purposes of this Paragraph 2.j.(ii), third-party distributors shall not include any distribution entity which is wholly-owned or controlled by Licensee. However, nothing contained in this Paragraph 2.j.(ii) shall be construed to relieve Licensee of its obligation and responsibility to ensure that its distributors, whether third-party or wholly-owned, perform their duties in accordance with the terms and conditions of this Agreement, (including, but not limited to, the E-commerce Guidelines) and the Distributor Contract, including, but not limited to approved distribution channels and Territory restrictions. Licensee shall be responsible to Licensor for any violations by its distributors, whether third-party or affiliated, of the terms and conditions of this Agreement or the Distributor Contract. In the event of any such violation, Licensor shall have the right, but not the obligation, to require Licensee to: (i) immediately terminate, upon receipt of written notice from Licensor, the Distributor Contract with such distributor; and (ii) immediately and permanently cease supplying any or all of the Products to such distributor. In the event Licensee fails to terminate the Distributor Contract with such distributor immediately upon Licensee's receipt of Licensor's notice or fails to cease supplying any or all of the Products to such distributor, Licensor shall have the option, but not the obligation to terminate the License and this Agreement, immediately upon receipt by Licensee of written notice, by deeming any such failure to be an incurable default by Licensee under this Agreement. In addition, Licensee shall be responsible for obtaining from each of its distributors, whether third-party or affiliated, a complete listing of each such distributor's inventory of the Products on hand at the time of termination or expiration of this Agreement and upon the expiration or termination of the "Sell-Off Period" (if any) and supplying a copy to Licensor of such inventory listing within the time frames set forth in Paragraph 8.d. hereof.

                     (iii) With the Statement submitted at the end of each
              License Year pursuant to Paragraph 2.d.(i) hereof and at any other time so requested by Licensor during the Term and the Sell-Off Period, Licensee shall provide Licensor with: (a) copies of Licensee's most recent audited financial statements (including without limitation footnotes) and annual reports, 10-K's, balance sheets or other similar documents that indicate Licensee's financial status; and (b) an updated list of the names and addresses of all manufacturing sources, subcontractors, distributors, suppliers, dealers, wholesalers, retailers, accounts and others which have been engaged in the design, manufacture, advertising, promotion, sale, distribution or other dealings with any or all of the Products and the Materials during the Term and the Sell-Off Period or either thereof. Such list shall, if so requested by Licensor, contain the full specification of all designs, utility models, patents or trademarks that may be involved, directly or indirectly, in the manufacture, production or distribution of any or all of the Products and the Materials. Licensee shall obtain the consent of any and all relevant third parties for such disclosure.


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              k. Inventory: Insofar as reasonable, Licensee shall at all times during the Term be able to fulfill all orders for the Products promptly and yet not have an excessive inventory on hand at the time of the expiration or termination of the License. Within forty-five (45) days after each License Year or within ten (10) days of receipt of a request from Licensor, Licensee will furnish Licensor with a complete and accurate statement (the "Inventory Statement") signed by the Chief Financial Officer of Licensee, setting forth in detail the quantities and description of each of the Products in work in process and finished goods inventories of the Products and the locations thereof.

              l. Playboy Properties and Non-Competitive Brands:

                     (i) Licensee shall not use, cause or authorize to be used
              any word, device, design, slogan or symbol confusingly similar to any or all of the Playboy Properties. During the Term and the Sell-Off Period, any or all of the following shall not be used on or in connection with the Products or the Materials without Licensor's prior written consent: (a) permutations of any or all of the Playboy Properties; (b) secondary marks; or (c) new words, devices, designs, slogans or symbols. Upon such authorization by Licensor and use by Licensee, each such permutation, secondary mark, word, device, design, slogan and symbol shall be the property of Licensor and shall be included as one of the Playboy Properties subject to this Agreement. Should Licensee create or develop any advertising, promotion, packaging or trade dress unique to the Products, all such advertising, promotion, packaging or trade dress shall be the property of Licensor and shall not be used by Licensee on or in connection with any other product or merchandise during and after the Term. No later than ten (10) days after expiration or termination of this Agreement or at any other time Licensor so requests, Licensee will assign to Licensor, without charge, all of Licensee's right, title and interest (including without limitation all copyrights) in and to such advertising, promotion, packaging or trade dress and shall cooperate fully with Licensor in preparing and recording whatever documentation may be necessary or desirable or requested by Licensor to effect such assignment.

                     (ii) Without Licensor's prior written consent, Licensee
              shall not design, manufacture, advertise, promote, distribute, sell or deal with in any way in the Territory any product or material that is or are in Licensor's reasonable judgment competitive with or confusingly similar to any or all of the Products and the Materials.

                     (iii) Licensee shall not use color combinations, designs,
              styles, logo treatments, graphics or packaging unique to any or all of the Products on or in connection with any other product, and Licensee, without charge, will assign to Licensor ownership of all rights, including, but not limited to, all rights of copyright and trademark, that Licensee has acquired or may acquire in such color combinations, designs or styles no later than ten (10) days after expiration or termination of this Agreement or at any other time Licensor so requests.

                     (iv) Licensee shall not during the Term of this Agreement
              enter into any retail business or business arrangement involving retail identified with or by the names or trademarks of any men's lifestyle publications, products or services, including but not limited to XXXXXXXXXXX. In the event Licensee commences any such dealing with any such publications, whether directly or indirectly, or in the event the publishers or any substantial holder of the interest in any such publication or in any men's sophisticate publication such as XXXXXXXXXXX acquires or otherwise comes to hold any financial or equity interest in Licensee, Licensor shall have the right to terminate this Agreement as the result of an incurable default.


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              m. Indemnification and Product Liability Insurance:

                 Licensee shall:

                     (i) indemnify, defend and hold harmless Licensor, its
              subsidiaries and affiliates, their respective shareholders, licensees and franchisees and the agents, officers, directors and employees of each (hereinafter collectively referred to as "Indemnitees") from all costs, claims, suits, losses, damages and expenses (including without limitation reasonable attorneys' fees), provided prompt notice of each such claim or suit which comes to the attention of Licensor is given to Licensee by Licensor arising out of or in connection with: (a) the design, manufacture, advertising, promotion, sale or distribution of or any other dealing whatsoever with the Products or Materials; (b) any alleged action or failure to act whatsoever by Licensee; (c) any alleged defect in any or all of the Products; (d) any alleged non-conformity to or non-compliance with any law pertaining to the design, quality, safety, advertising, promotion or marketing of any or all of the Products and the Materials; (e) any sales or distribution by Licensee of the Products to a State, particularly an EU-member State not belonging to the Territory, where a third party owns the registrations for trademarks that are confusingly similar to the Trademarks; or (f) any breach by Licensee of any of its representations or warranties hereunder. In no event, however, will such indemnification include incidental or consequential damages, including, but not limited to compensation or reimbursement for loss of prospective profits, anticipated sales or other losses occasioned by termination of this Agreement or any other reason(s). Licensee shall have the option to settle or to undertake and conduct the defense of any such claim or suit. Licensee shall have sole and exclusive control over such defense, and Licensee's decisions with respect thereto shall govern and control. Licensor expressly covenants that no discussions by Licensor whatsoever with claimant or litigant, no compromise or settlement by Licensor of any claim or suit and no negotiations by Licensor with respect to any compromise or settlement shall be had, made or entered into without the prior written approval of Licensee;

                     (ii) obtain and maintain, at Licensee's own expense,
              product liability insurance satisfactory to Licensor in the minimum amount of XXXXXXXXXXX of primary and umbrella coverage from one or more insurance companies, each with a Best's rating of "A" (or better), and qualified to transact business in the Territory (each such insurance policy shall name each of the Indemnitees as additional insureds by reason of the indemnity contained in Paragraph 2.m.(i) above and shall evidence the insurer's agreement that such insurance shall not be amended, canceled, terminated or permitted to lapse without thirty (30) days' prior written notice to Licensor), and provide Licensor with a certificate of such insurance upon execution of this Agreement by Licensee and on each anniversary date of the grant or issuance of each such policy during the Term and the Sell-Off Period evidencing that each such policy has not been altered with respect to the Indemnitees in any way whatsoever nor permitted to lapse for any reason, and evidencing the payment of premium of each such policy; and

                     (iii) cause each such policy to be in full force and effect prior to the commencement of any design, manufacture, advertising, promotion, sale, distribution or dealing with any or all of the Products whatsoever. Failure by Licensee to obtain the required insurance prior to such commencement or failure by Licensee to adequately maintain such insurance during the Term and the Sell-Off Period shall be an incurable default by Licensee under this Agreement.


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              n. Advertising Expenditures, Advertising Plans and Public
         Relations:

                     (i) In addition to all other amounts or payments due from
              Licensee under this Agreement, and not to be credited to or offset against any Guaranteed Royalties or Earned Royalties, Licensee agrees to expend within each License Year for advertising and promotion of the Products in trade and consumer media or either thereof (including without limitation displays, fixtures and point-of-sale materials, newspapers, magazines, television and radio, but specifically excluding trade shows) and for contribution to Licensor's advertising and promotion pool (as set forth below) not less than XXXXXXXXXXX of Net Sales for such License Year. If the Statement for the last License Quarter of a License Year shows XXXXXXXXXXX of Licensee's Net Sales has not been spent as set forth in this Paragraph 2.n.(i), then for the first License Year only the amount of such shortfall shall be added to the XXXXXXXXXXX due to be spent during the second License Year. In the event the Statement for any License Year beyond License Year 1 shows that the total percentage of Net Sales (which, for the second License Year, shall be XXXXXXXXXXX plus the amount of any shortfall from the first License Year) have not been reached, the difference between the amount actually spent and the amount required to be spent must be remitted to Licensor along with such Statement for use in Licensor's advertising and promotion pool with such Statement.

                     (ii) Licensee must submit to Licensor, for Licensor's
              approval, its advertising/promotional plan and marketing plan for the Products for each ensuing calendar year. Such plans must be submitted not later than October 1st of each calendar year. In the event Licensor, in its reasonable discretion, does not approve of any such plan, Licensee must submit a revised plan or plans to Licensor, for its approval, within not more than fifteen (15) days following Licensee's receipt of Licensor's notice of disapproval and Licensee must incorporate revisions into the plan or plans that address Licensor's concerns or reasons for disapproval.

                     (iii) Within ten (10) days following the end of each
              calendar quarter during the Term, Licensee will submit to Licensor, a list of all upcoming public relations efforts regarding the Products (the "PR"), which may include, but will not be limited to, interviews, press releases and press events. In the event Licensee wishes to sanction or schedule any PR after the submission to Licensor of such monthly list, Licensee will immediately notify Licensor of such additional PR. Licensee must obtain Licensor's prior written approval prior to any PR effort taking place. In the event any PR consists of interviews, all talking points for same must be approved in advance in writing by Licensor. In the event Licensor, in its sole discretion, wishes to participate in any PR Licensor will so notify Licensee. In the event Licensor fails to provide its approval or disapproval of any or all things submitted to Licensor pursuant to this Paragraph 2.n.(iii) within fourteen (14) days of Licensor's receipt thereof, Licensor shall be deemed to have disapproved of such things. In the event Licensor disapproves any PR, Licensee will cancel such disapproved PR. Failure by Licensee to cancel any disapproved PR or engaging in any PR that has not been submitted to Licensor in advance for approval shall be an incurable default by Licensee under this Agreement.

         3. ADDITIONAL COVENANTS OF THE PARTIES.

              a. Reservation of Rights: All rights not expressly and specifically granted herein to Licensee are reserved by Licensor.

              b. Certain Sales:

                     (i) In the event Licensor during the Term chooses to
              exercise some or all of Licensor's rights pursuant to Paragraph 1.a.(iii) hereof, Licensee, if requested to do so by Licensor, will sell to Licensor and its licensee(s) or either thereof any or all of the Products at the best prices and terms given to other customers of the Products ordering substantially the same quantities of similar merchandise from Licensee.


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                     (ii) In the event of any such sale of the Products by
              Licensee to Licensor, Licensee shall ship or deliver such Products either directly to Licensor or, as Licensor may direct, to any other individual(s), entity or entities. Any or all such sales of the Products by Licensee to Licensor shall be at the prices described in Paragraph 3.b.(i) above. Licensee will include such sale(s) in the computation of Net Sales for the purpose of computing Earned Royalties and Minimum Net Sales. Licensee shall bill Licensor and its licensee(s) or either thereof in accordance with Licensee's normal billing procedures for all such Products shipped or delivered.

         4. TITLE AND PROTECTION.

              a. Indemnification by Licensor: Licensor represents and warrants that: (i) it is the owner of the Trademarks; (ii) it has all necessary rights to the Images for the purposes set forth in this Agreement;
         (iii) the Trademarks are valid in the Territory; and (iv) the Trademarks are, to the best of Licensor's knowledge, free from any claim by any third party that would unreasonably interfere with the rights granted to Licensee under this Agreement. Licensor shall indemnify, defend and hold harmless Licensee, its subsidiaries and affiliates, their respective shareholders, licensees and franchisees and the agents, officers, directors and employees of each against and from all costs, claims, suits, losses, damages and expenses, including, without limitation reasonable attorneys' fees (provided prompt notice of each such claim or suit which comes to the attention of Licensee is given to Licensor by Licensee) arising out of or in connection with the authorized use of the Playboy Properties on or in connection with the Products by Licensee in the Territory, but in no event shall such indemnification include incidental or consequential damages, including, but not limited to compensation or reimbursement for loss of prospective profits, anticipated sales or other losses occasioned by termination of this Agreement or any other reason(s). Licensor shall have the option to settle or to undertake and conduct the defense of any such claim or suit. Licensor shall have sole and exclusive control over such defense, and Licensor's decisions with respect thereto shall govern and control. Licensee expressly covenants that no discussions by Licensee whatsoever with claimant or litigant, no compromise or settlement by Licensee of any claim or suit and no negotiations by Licensee with respect to any compromise or settlement shall be had, made or entered into without the prior written approval of Licensor.

              b. Enforcement: Licensee shall promptly notify Licensor in writing of each actual, suspected or apparent infringement or imitation of the Playboy Properties or the Materials that comes to the attention of Licensee. Licensor shall take such action in regard to such infringement or imitation as Licensor, in its sole and absolute judgment, deems to be appropriate. Licensor shall, in its sole and absolute discretion, decide whether to assert any claim or undertake or conduct any suit with respect to such infringement or imitation, but Licensee shall, upon receipt of notice from Licensor and pursuant to Licensor's instructions, on behalf of Licensor, assert any such claim or handle, undertake and conduct any such suit at Licensor's expense in the name of Licensor or Licensee or in both names as Licensor may direct. Licensee expressly covenants that no discussions whatsoever with the infringing or imitating party or parties, no compromise or settlement of any such claim or suit and no negotiations with respect to any compromise or settlement of any such claim or suit shall be had, made or entered into without the prior written approval of Licensor. XXXXXXXXXXX Under no circumstances may Licensee enforce Licensor's rights to the Playboy Properties without Licensor's prior written approval and in no event may Licensee take any action on account of any such infringements without Licensor's prior written approval.


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         5. RELATIONSHIP BETWEEN THE PARTIES.

              a. No Joint Venture: Nothing herein contained shall be construed to place the parties hereto in the relationship of partners or joint venturers, and Licensee shall have no power to obligate or bind Licensor or its subsidiaries or affiliates in any manner whatsoever. Licensor will have no fiduciary duty or fiduciary obligation to Licensee under this Agreement.

              b. Assignment:

                     (i) Licensor, in entering into this Agreement, is relying
              entirely upon Licensee's skills, reputation and personnel, including without limitation its officers, managers, directors and shareholders. This Agreement and all rights, duties and obligations hereunder are personal to Licensee and shall not, without the prior written consent of Licensor (which may be given or withheld Licensor's reasonable discretion), be assigned, delegated, sold, transferred, leased, mortgaged or otherwise encumbered by Licensee or by operation of law. Any attempt to do so without such consent shall be void and have no force or effect whatsoever and shall constitute a default under this Agreement. If Licensor in its reasonable discretion believes that any change in any or all of the officers, managers, directors and shareholders of Licensee has, will or could materially interfere with or materially and adversely affect Licensee's performance hereunder or the relationship between the parties hereto, Licensor may deem such change to be a default under this Agreement and shall so notify Licensee. In the event of any default pursuant to the provisions of this Paragraph 5.b.(i), Licensee will have the option to reverse such change to the reasonable satisfaction of Licensor within not more than ten (10) days of the date of Licensor's written notice of such default. Licensee must provide to Licensor within such 10-day period evidence of such reversal. If such change is not so reversed, Licensor shall have the right to deem the Agreement to be terminated on such 10th day. The consent of Licensor to any such assignment, delegation, sale, transfer, lease, mortgage, other encumbrance or change shall not be deemed to be consent to any subsequent assignment, delegation, sale, transfer, lease, mortgage, other encumbrance or change.

                     (ii) Licensor may assign this Agreement or assign or
              delegate any or all of its rights, duties and obligations under this Agreement to any of its parents, subsidiaries or affiliates or to any individual or entity.

         6. SUBLICENSING. Licensee may not, without the prior written approval of Licensor, whose discretion shall be final and absolute, enter into any sublicense agreement or grant any sublicense for any or all of the rights or obligations of Licensee under the License or this Agreement. The consent of Licensor to any sublicense agreement or sublicense shall not be deemed to be a consent to any subsequent sublicense agreement or sublicense.

         7. DEFAULTS AND RIGHTS OF TERMINATION.

              a. Defaults and Right to Cure:

                     (i) Except as otherwise provided in this Agreement, if
              Licensee fails to make any timely payments under the terms of this Agreement, Licensor shall have the right and option, but not the duty, to terminate the License and this Agreement upon not less than ten (10) days' prior written notice, but no neglect or failure to serve such notice shall be deemed to be a waiver of any such violation or default. Such termination shall become effective unless such violation or default described in such notice shall be completely remedied to the satisfaction of Licensor within such ten (10) day period. Upon such termination, Licensee shall immediately pay all amounts owed under this Agreement.


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                     (ii) Except as otherwise provided in this Agreement and,
              specifically, Paragraph 7.a.(i) above, if Licensee shall violate any of the terms or conditions hereof or default on any of its duties, obligations or warranties hereunder, Licensor shall have the right and option, but not the duty, to terminate the License and this Agreement upon not less than thirty (30) days' prior written notice, but no neglect or failure to serve such notice shall be deemed to be a waiver of any such violation or default. Such termination shall become effective unless such violation or default described in such notice shall be completely remedied to the satisfaction of Licensor within such thirty (30) day period. Upon such termination, Licensee shall immediately pay all amounts owed under this Agreement.

                     (iii) Notwithstanding the provisions of Paragraph 7.a.(i)
              above, if such violation or default: (a) is of a kind that a remedy or cure cannot effectively restore the prior circumstances; or (b) is described in this Agreement as an incurable default, then the License and this Agreement shall terminate upon receipt by Licensee of written notice thereof without any period of remedy or cure whatsoever. The termination of the License and this Agreement shall be without prejudice to any rights that Licensor otherwise has against Licensee under this Agreement or under law.

              b. Bankruptcy or Assignment for Creditors, Business
         Discontinuance: If: (i) Licensee files a petition in bankruptcy or is adjudicated a bankrupt; (ii) a petition in bankruptcy is filed against Licensee; (iii) Licensee shall become insolvent or shall make or agree to make an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law; (iv) Licensee discontinues business;
         (v) Licensee receives a qualified opinion from its independent auditor regarding Licensee's financial statements or an opinion stating that Licensee's financial situation raises substantial doubt about Licensee's ability to continue as a going concern (or the equivalent of such an opinion); or (vi) a receiver shall be appointed for Licensee, the License and this Agreement shall automatically terminate without the necessity of any notice whatsoever. If the License and this Agreement are so terminated, any and all of Licensee and its receivers, representatives, trustees, agents, administrators, successors and assigns shall have no right to sell or in any way deal with any of the Playboy Properties, Products or the Materials, except with the special prior written consent and under the instructions of Licensor that it or they shall be obligated to follow.

              c. Loss of Trademark Rights: If Licensee's right to use any or all of the Trademarks is adjudged illegal, invalid or restricted and either
         (i) such adjudication has become final and non-appealable; (ii) Licensor in its sole discretion chooses not to appeal therefrom; or
         (iii) if a settlement agreement is entered into by Licensor that prohibits or restricts Licensor's or Licensee's right(s) to use the Trademarks, the License and this Agreement shall automatically terminate without the necessity of any notice whatsoever as of the date
         (x) such adjudication becomes final and non-appealable; (y) Licensor makes such choice; or (z) the execution and delivery of such settlement agreement.

              d. Qualified Auditor's Report: If Licensee receives a qualified opinion from its independent auditor regarding Licensee's financial statements or an opinion stating that the Licensee's financial situation raises substantial doubt about Licensee's ability to continue as a going concern (or the equivalent of such an opinion), the receipt of such opinion shall be considered an incurable default and the License and this Agreement shall automatically terminate without the necessity of any notice whatsoever.

              e. Cross-Default: In addition to, and without derogating from any other rights Licensor may have hereunder or under any other agreement between Licensor and Licensee, or otherwise, any breach or default by Licensee (or its successors or assigns) of any other agreement (collectively, the "Other Agreements"), between Licensor (or any affiliate or assignee of Licensor) and Licensee (or its successors or assigns) may also be deemed by Licensor to be a breach or default by Licensee under this Agreement, and any breach or default by Licensee (or its successors or assigns) under this Agreement may also be deemed to be a breach or default by Licensee (or its successors or assigns) of any or all Other Agreements, and Licensor (or the applicable affiliate or assignee of Licensor) shall be entitled to exercise any and all of its rights and remedies under the applicable agreements with respect thereto as if such breach or default occurred under such agreements.


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         8. EXPIRATION OR TERMINATION.

              a. Effect of Expiration or Termination: Upon and after the expiration or termination of the License and this Agreement, all rights granted to Licensee under this Agreement shall immediately revert to Licensor. Licensee will refrain from any further use of the Playboy Properties or any further reference to anything similar to the Playboy Properties (including, but not limited to, words, devices, designs and symbols) or in any way associated with any or all of the Products, Licensor and its subsidiaries or affiliates, except with the prior written consent of Licensor or as expressly provided in Paragraph 8.c. hereof.

              b. Reserved Rights: The expiration or termination of the License and this Agreement shall not: (i) relieve Licensor or Licensee, respectively, of any obligations incurred prior or subsequent to such expiration or termination; or (ii) impair or prejudice any of the rights of Licensor or Licensee, respectively, accruing prior or subsequent thereto as provided in this Agreement. Upon termination of the License and this Agreement pursuant to Paragraph 7.c. hereof, Guaranteed Royalties for the then current License Year shall be prorated based on the ratio that the number of days in such License Year prior to termination bears to the number of days in the License Year had the License and this Agreement not been terminated. Earned Royalties due for such License Year shall be the excess of Earned Royalties over such prorated Guaranteed Royalties. Any overpayment of Guaranteed Royalties or overpayment or underpayment of Earned Royalties based on such proration shall be immediately adjusted by the parties hereto.

              c. Continued Sales After Expiration or Termination: Provided that Licensee is not in arrears in the payment of any amounts due to Licensor and that Licensee is in compliance with all of the terms and conditions of this Agreement, then upon the expiration of the License and this Agreement, or if this Agreement is terminated pursuant to any paragraph of this Agreement prior to the Expiration Date and then only upon Licensor's prior written approval (which may be withheld at Licensor's discretion), and except as provided in Paragraph 8.d. hereof, Licensee may, for a period of one hundred and twenty (120) days after the Expiration Date or notice of termination together with Licensor's written consent (the "Sell-Off Period"), sell through Licensee's existing, recognized network of distributors or accounts all of the Products that have been approved by Licensor and that are in process or on hand on the Expiration Date or at the time such notice of termination together with Licensor's approval of such Sell-Off Period is received. In such event, Licensee shall pay Earned Royalties and furnish Statements with respect to the Sell-Off Period in accordance with the terms and conditions of this Agreement as though the License and this Agreement were still in effect. It is expressly understood and agreed by Licensee that the Sell-Off Period shall be: (i) non-exclusive; and (ii) considered a separate accounting period for the purpose of computing Earned Royalties due to Licensor for sales during such Period. Sales during the Sell-Off Period shall not be applied against any Guaranteed Royalties due or payable prior to the Sell-Off Period.

              d. Inventory After Expiration or Termination:

                     (i) Licensee shall furnish to Licensor an Inventory
              Statement:

                            (a) not more than thirty (30) days after the
                     expiration of this Agreement;


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                            (b) not more than thirty (30) days after the
                     expiration of the Sell-Off Period (if any); and

                            (c) not more than ten (10) days after: (i) receipt
                     by Licensee of notice of termination of this Agreement or the Sell-Off Period (if any); or (ii) the happening of any event that terminates the License and this Agreement where no such notice is required.

                     (ii) Not more than ten (10) days after the expiration or
              termination of this Agreement or the Sell-Off Period (if any), Licensee must supply Licensor with a certificate of destruction for all Materials, including, but not limited to, holograms, labels, hang tags, buttons, boxes, zippers, decals, advertising material, and equipment capable of recreating the Playboy Properties, including, but not limited to: molds, tools, dies and printing screens.

                     (iii) Upon the expiration or termination (for any reason)
              of this Agreement during the Term or the Sell-Off Period (if any), Licensor reserves the right to purchase all remaining inventory at Licensee's direct variable manufacturing cost, however, if Licensor chooses not to purchase such inventory, it shall be promptly destroyed by Licensee unless otherwise agreed between Licensee and Licensor. Licensor shall inform Licensee of its decision within fifteen (15) days after Licensor's receipt of the Inventory Statement from Licensee.

                     (iv) Should Licensor choose not to purchase Licensee's
              inventory as provided under Paragraph 8.d.(iii) above, Licensee, within ten (10) days after Licensor's notice, shall provide Licensor with a certificate of destruction for all inventory of the Product on hand or in process.

                     (v) Licensor and its agents shall have the right to conduct physical inspections to ascertain Licensee's compliance with this Paragraph 8.d. Any refusal by Licensee to submit to such inspection shall forfeit Licensee's right to a Sell-Off Period, and Licensor shall retain all other legal equitable rights it has in the circumstances, which rights are hereby specifically reserved.

              e. Equitable Relief and Legal Fees:

                     (i) Subject to Paragraph 8.c. hereof, Licensee hereby
              acknowledges that its failure to cease the design, manufacture, advertising, promotion, sale or distribution of the Products and the Materials upon the expiration or termination of this Agreement will result in irreparable harm to Licensor and its business interests for which there is no adequate remedy at law. Accordingly, in the event of such failure or in the event of any violation or default by Licensee under this Agreement (after giving effect to the provisions of Paragraph 7.a.(i) hereof), Licensor shall be entitled to equitable relief without the necessity of posting bond by way of any temporary and permanent injunctions and such other relief as any court of competent jurisdiction may deem just and proper. In this regard, Licensee hereby consents to the judgment of temporary and permanent injunctions in favor of Licensor in order to give effect to this Paragraph 8.e.(i).

                     (ii) In the event either party hereto files any action
              against the other to enforce any of the provisions of this Agreement or to secure or protect such party's rights under this Agreement, such party shall be entitled to recover, in any judgment in its favor entered therein, the attorneys' fees and litigation expenses of such party, together with such court costs and damages as are provided by law.


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              f. XXXXXXXXXXX

         9.   NOTICES.

              a. Effectiveness: Unless otherwise expressly indicated in this Agreement, each notice, request, approval, consent, payment and Statement (hereinafter referred to as a "Submission") specifically provided for in this Agreement shall be in writing and shall be considered effective or received the earliest of: (i) five (5) days after the date when such Submission is mailed by certified or registered mail with postage prepaid to the party hereto at the address set forth below; (ii) two (2) business days after the date when such Submission is sent by overnight courier service addressed to such party at such address or the date indicated as received on the overnight courier service confirmation receipt, whichever is earlier; (iii), except for payments, when such Submission is sent by email addressed to such party at such email address and the sender thereof requests and receives written confirmation from such party that such Submission has been received and is legible; or (iv) when such Submission is actually received by such party at such address:

             To Licensor:              Address:     730 Fifth Avenue
                                                    New York, NY  10019
                                       Attention:   Sarah Haney
                                       Facsimile:   212 957 2950
                                       Telephone:   212 261 5000

             With a copy to:           Address:     680 North Lake Shore Drive
                                                    Chicago, IL  60611
                                       Attention:   General Counsel
                                       Facsimile:   312 266 2042
                                       Telephone:   312 751 8000

             To Licensee:              The address specified in Paragraph
                                       S.2. of the Schedule
                                       Attention:   Ken Hertz
                                       Email:       ken@ghlh.com
                                       Telephone:   310 248 3107

              b. Address Change: Notwithstanding the provisions of Paragraph 9.a. hereof, each party hereto may give written notice to the other party of some other address to which Submissions shall be sent, in which event such Submissions to such party subsequently shall be sent to such address.

         10. CONFIDENTIAL INFORMATION. Any party hereto (the "Disclosing Party") may from time to time during the Term of this Agreement, make available to other party (the "Receiving Party"), certain materials and information, all of which is non-public, confidential or proprietary to the Disclosing Party (collectively the "Proprietary Material"). Neither party hereto shall disclose the Disclosing Party's Proprietary Material to third-parties or use the Disclosing Party's Proprietary Material for any purpose other than in connection with the Receiving Party's duties and obligations as set forth in this Agreement. The Receiving Party will ensure that the Disclosing Party's Proprietary Material will be kept confidential by the Receiving Party and its directors, officers, employees, agents, distributors, designers and supplier/subcontractors (collectively the "Representatives"), and that all such Representatives shall be made aware of the confidential nature of the Proprietary Material. In the event the Receiving


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Party is requested or required (by oral question, interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the Disclosing Party's Proprietary Material, the Receiving Party will promptly notify the Disclosing Party of such request or requirement and cooperate with the Disclosing Party so that the Disclosing Party may seek an appropriate protective order or otherwise seek appropriate protection of the Proprietary Material. In the event that such protection is not obtained or that the Disclosing Party waives compliance, the Receiving Party shall furnish only that portion of the Disclosing Party's Proprietary Material which the Receiving Party is advised by written opinion of counsel is legally required to be furnished. Attached hereto as Exhibit F and made a part hereof is a list (which may be amended from time to time) of Proprietary Material which each party has supplied to the other, but such list is not intended to preclude any other material or information of a non-public, confidential or proprietary nature which may be provided to the Receiving Party by the Disclosing Party verbally or otherwise. Within ten (10) days from: (a) the expiration or effective date of termination of this Agreement; or (b) the date of the Disclosing Party's prior written request, the Receiving Party will return to the Disclosing Party, or destroy at the Disclosing Party's request, all of the Disclosing Party's Proprietary Material and all copies of such Proprietary Material produced, or any notes, analysis or other materials prepared or produced, by the Receiving Party or its Representatives.

         Unless mandated by law or a governmental agency or as otherwise required in connection with financial statement disclosure, Licensee will keep all terms and conditions of this Agreement confidential both during and after the Term of the Agreement.

         11. SEVERABILITY. Each provision of this Agreement shall be severable. If, for any reason, any provision herein is finally determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such determination shall not impair the operation or affect the remaining provisions of this Agreement, and such remaining provisions will continue to be given full force and effect and bind the parties hereto. The parties to this Agreement agree to replace unvalid or unenforceable provisions by a valid and enforceable provision which carries out to the maximum possible extent the original economic intent of the parties.

         12. CONSENTS AND APPROVALS. If Licensor fails or refuses to grant to Licensee any request, consent or approval, Licensor may, but shall not be required to, give the reason therefor, but Licensor shall not be liable for any events or circumstances that arise as a result of such failure or refusal.

         13. APPLICABLE LAW. This Agreement shall be governed by and interpreted under the laws of the State of Illinois without regard to its conflicts of laws provisions. Licensee hereby submits to personal jurisdiction in Cook County, Illinois. The parties hereto agree that any and all disputes arising out of or relating in any way to this Agreement shall be litigated only in courts sitting in Cook County, Illinois. Licensor shall have the option, however, to instead file lawsuit at Licensee's domicile which will then be litigated in the courts competent for that domicile.

         14. NO BROKER. Licensee warrants and represents that Licensee used no broker in connection with the execution and delivery of this Agreement.

         15. CONSTRUCTION. The headings used herein are for convenience only and shall not be deemed to define, limit or construe the contents of any provision of this Agreement. The wording of this Agreement will be deemed to be the wording chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any such party. Time is the essence of this Agreement. The Recitals and the Additional Terms and Conditions (contained in Exhibit G which is attached hereto) shall be deemed to be part of this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.

         16. SURVIVABILITY. The expiration or termination of the License and this Agreement shall not affect those provisions hereof that are meant to survive such termination or expiration.

         17. RIGHTS CUMULATIVE. The respective rights and remedies of the parties hereto, whether herein specified or otherwise, shall be cumulative, and the exercise of one or more of them shall not preclude the exercise of any or all other rights and remedies each such party has hereunder or by law.


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         18. ENTIRE AGREEMENT. This Agreement (with the Schedule and Exhibits A through G) represents the entire understanding of the parties hereto. None of the terms of this Agreement can be waived or modified except by an express agreement in writing signed by the parties hereto. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement. No custom or practice of the parties hereto at variance with the terms hereof shall constitute a waiver of Licensor's right to demand exact compliance with any of the terms herein at any time. The failure of either party hereto to enforce, or the delay by either party hereto in enforcing, any or all of its rights under this Agreement shall not be deemed as constituting a waiver or a modification thereof, and either party hereto may, within the time provided by applicable law, commence appropriate proceedings to enforce any or all of such rights. Except as expressly provided in this Agreement, no individual or entity other than Licensee and Licensor shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

         This Agreement will become null and void, and Licensor will have no further obligation to enter into this Agreement with Licensee if Licensee has not executed this Agreement and returned it to Licensor so that Licensor receives the executed Agreement by December 29, 2006.

         IN WITNESS WHEREOF, the parties hereto, intending this Agreement to be effective as of the Commencement Date, have caused this Agreement to be executed by the duly authorized representative of each.

PLAY BEVERAGES, LLC                      PLAYBOY ENTERPRISES
 (LICENSEE)                               INTERNATIONAL, INC.
                                          (LICENSOR)


By:                                      By:
         ---------------------                    ------------------------------

Title:                                   Title:
         ---------------------                    ------------------------------

Date:                                    Date:
         ---------------------                    ------------------------------



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                                   EXHIBIT A
                         ATTACHED TO AND MADE A PART OF
                      THE PRODUCT LICENSE AGREEMENT BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

                             THE PLAYBOY PROPERTIES*
                             -----------------------











         * Any revisions to the above list and depictions will be granted only upon Licensor's receipt of a fully-signed amendment to this Exhibit A.




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                                    EXHIBIT B
                         ATTACHED TO AND MADE A PART OF
                      THE PRODUCT LICENSE AGREEMENT BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

                              E-COMMERCE GUIDELINES
                              ---------------------

1. Licensee's E-commerce Web Site: Licensee may advertise and offer the availability of the Products on its own E-commerce Web Site and may accept orders for the Products placed through its own E-commerce Web Site subject to the following provisions:

         a. Licensee's E-commerce Web Site must, include a link to www.playboystore.com (or any other URL as Licensor may direct from time to time)and inform visitors to such E-commerce Web Site that the Products and other Playboy-branded Products are available for sale through such link.

         b. Licensee may not advertise or promote the availability of the Products on its own E-commerce Web Site, or accept orders for the Products through its own E-commerce Web Site, if Playboy-branded products [including, but not limited to, the Products, other Playboy-branded items not in the Product category, video media and Spice-branded products] constitute twenty percent (20%) or more of such E-commerce Web Site's total product offerings. For purposes of clarification, such Playboy-branded products (i) may not be the only branded products advertised, promoted and sold on and through such E-commerce Web Site; and (ii) must not constitute twenty percent (20%) or more of all products advertised, promoted or sold on such E-commerce Web Site.

         c. Licensee may not use any of the Trademarks, or portions thereof, in connection with the domain name, html title, meta tags or other hidden html text for its E-commerce Web Site.

         d. Licensee will ensure that its E-commerce Web Site continuously displays a banner in the form and content acceptable to Licensor informing all visitors to such E-commerce Web Site that no orders for the Products will be accepted and no Products will be shipped outside the Territory.

         e. Licensee will ensure that its E-commerce Web Site continuously displays the trademark or copyright notices as directed by Licensor in connection with the display, advertisement and offer of the Products.

         f. None of the Playboy Properties used in conjunction with the advertisement of the Products on Licensee's E-commerce Web Site may be changed, manipulated or modified in appearance. Licensee may not use the Playboy Properties to advertise, promote or sell non-Playboy branded products or services.

         g. All aspects of the display of the Playboy Properties and Products on Licensee's E-commerce Web Site will be subject to the prior and ongoing approval of Licensor, including design, layout, content, advertising and links. Licensee must obtain Licensor's approval prior to any change in already approved design, layout, content advertising or links of Licensee's E-commerce Web Site.

         h. Notwithstanding anything hereof to the contrary, Licensor shall have the right to immediately withdraw the permission set forth in this Exhibit B and the Agreement upon receipt of Licensor's written notice if Licensor deems, in its sole discretion, that any aspect of Licensee's E-commerce Web Site, including, but not limited to, content, advertising, links or html code, violates the Standards and Practices, which Licensor may amend from time to time, set forth on Attachment 1 attached hereto and made a part hereof. In the event of such withdrawal, Licensee must immediately remove all of the Playboy Properties and the Products from Licensee's E-commerce Web Site.


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         i.   Licensee shall include its own Privacy Policy on Licensee's
              E-commerce Web Site consistent with the terms and conditions of Playboy.com, Inc.'s privacy policy which is attached hereto by way of example as Attachment 2.

         j. None of the advertisements contained on Licensee's E-commerce Web Site shall include those categories set forth on Attachment 3 attached hereto and made a part hereof unless approved in advance in writing by Licensor.

2. E-tailers' and Retailers' E-commerce Web Sites: Licensee may sell and distribute the Products, and allow its distributors to sell and distribute the Products, to E-tailers and retailers which may sell and distribute the Products via such E-tailers' or retailers' E-commerce Web Sites provided that:

         a. Licensee will not sell or distribute the Products to any E-tailer or retailer who will advertise, promote or offer the Products on an E-commerce Web Site if Playboy-branded products [including, but not limited to, the Products, other Playboy-branded items not in the Product category, video media and Spice-branded products] constitute twenty percent (20%) or more of any such E-commerce Web Site's total product offerings. For purposes of clarification, such Playboy-branded products (i) may not be the only branded products advertised, promoted and sold on and through any such E-commerce Web Site; and (ii) must not constitute twenty percent (20%) or more of all products advertised, promoted or sold on and through any such E-commerce Web Site;

         b. Licensee will use commercially reasonable efforts to ensure that such E-tailers and retailers follow the guidelines set forth in these E-commerce Guidelines for the advertisement, promotion and offer of the Products via any E-commerce Web Site; and

         c. Unless authorized by Licensor in writing, Licensee will not sell or distribute the Products to an E-tailer or retailer: (i) who is identified with or by the names of any adult male lifestyle/entertainment publications which are, in Licensor's opinion, competitive with PLAYBOY Magazine; (ii) who will advertise, promote or offer the Products on an E-commerce Web Site that is identified with or by the names of any adult male lifestyle/entertainment publications which are, in Licensor's opinion competitive with PLAYBOY Magazine; or (iii) who will advertise, promote, or offer the Products for sale on an E-commerce Web Site in conjunction with any products or services identified with or by the names of any adult male lifestyle/entertainment publications which are, in Licensor's opinion, competitive with PLAYBOY Magazine.

         In the event Licensor discovers any E-commerce Web Site which is in violation of any of the guidelines set forth in this Exhibit B, Licensee, upon Licensor's prior written notice, shall cease all sales and distribution of the Products to the retail or E-tailer owner or controller of any such E-commerce Web Site.

3. Distributors' E-commerce Web Sites: Licensee will ensure that its third-party distributors adhere to the terms and conditions of the E-commerce Guidelines attached to each such distributor's Distributor Contract. Licensee shall also ensure that its affiliated distributors adhere to the terms and conditions set forth in the Agreement and in these E-commerce Guidelines. In the event Licensor discovers any E-commerce Web Site, either owned or controlled by any affiliated or third-party distributor, which is in violation of any of the E-commerce Guidelines, Licensee shall, at Licensor's option, cease selling or distributing the Products to any such distributor.


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

                                  ATTACHMENT 1
                   ATTACHED TO AND MADE A PART OF EXHIBIT B TO
                          THE PRODUCT LICENSE AGREEMENT
                                     BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

                             STANDARDS AND PRACTICES
                             -----------------------

The following may not be depicted (in actual or simulated form) or explicitly described on any E-commerce Web Sites displaying the Playboy Properties or the
Products:

1.       Violence

         Violent behavior and links to sexuality or eroticism with violence, directly or indirectly.

2.       Rape

         Rape (including so-called "implicit" or "consenting" rape) is strictly forbidden.

3.       Incest

4.       Sadism and Masochism

5.       Bondage

6.       Bestiality

7.       Child Pornography

         No nude or seminude photos of anyone under 18 years old at the time such photos were taken. Even if a model visibly looks or is actually older than 18, no depictions of any model who is portrayed as younger than 18 in any sexual act. No explicit description of or explicit references to anyone under 18 years of age.

8.       Extreme Sexual Explicitness

         No penetration, erections, ejaculations or close-up shots or descriptions of oral sex.

9.       Graphic Close-ups of Genitals

         No close-ups or descriptions of genitals, particularly in the context of actual or simulated sexual activity.

10.      Actual Sexually Explicit Conduct

         No sexual intercourse (including genital-genital, oral-genital, anal-genital or oral-anal).

11.      Necrophilia

12.      Defecation

13.      Fisting

14.      Bukkake

15. Any content or interactivity, the presentation of which would be obscene, illegal or actionable under applicable laws.


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                                  ATTACHMENT 2
                   ATTACHED TO AND MADE A PART OF EXHIBIT B TO
                          THE PRODUCT LICENSE AGREEMENT
                                     BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

                             EXAMPLE PRIVACY POLICY
                             ----------------------

This Privacy Policy (the "Policy") applies to Playboy Enterprises, Inc.'s and Playboy.com, Inc.'s (collectively, "Playboy") family of websites (the "Sites"). These include playboy.com; cyber.playboy.com; store.playboy.com; auctions.playboy.com; playboynet.playboy.com; racingusa.playboy.com;
sportsbook.playboy.com; casino.playboy.com; and any other sites at which this Policy appears. It does not apply to other online or offline Playboy sites, products or services.

This Policy explains what information we collect about you and what we do with it. We reserve the right to modify this policy at any time, and we will post any new policy here. By using or navigating any of the Sites, you acknowledge that you have read, understand and agree to be bound by this Policy or any modified Policy as posted. If you do not agree to these terms, please do not use or visit any of our Sites.

What information do we collect?

We collect personal information that you provide to us such as your name, e-mail address, street address and telephone number. We also collect credit card information from you. We generally collect this personal information on our registration and order forms when you sign up to receive products or services from any of our Sites. We may also collect information from our online surveys such as age, gender and income level. Finally, we collect IP addresses and anonymous demographic information.

What do we do with the information we collect?

We use personal information and other demographic or profile information you provide to us to fulfill your order or request; to provide you with information about Playboy and some of our partners; and to contact you when necessary.

We use IP addresses and anonymous demographic information to tailor your experiences at our Sites by showing content in which we think you will be interested and displaying content according to your preferences. Anonymous demographic information is shared with advertisers and market researchers on an aggregate basis.

We use information collected to evaluate and improve our services. We may develop and use, in our sole discretion, consumer research which may be based on your use of our services.

Personal information collected on the Sites is stored and processed in the United States and by using this site, you consent to any such transfer of information outside of your country.

Do we share the information we collect with third parties?

In some cases, we will share information we collect (including personal information or anonymous demographic information) with third party companies who may offer products or services in which we believe you may be interested. We also share this information with third parties with whom we partner to co-promote and administer sweepstakes and contests on our Sites. You may elect not to receive promotional e-mails from us or other companies we select by choosing one of the unsubscribe options described below.


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

We may also share information we collect with third party service providers to manage certain aspects of the services we provide, such as maintaining our servers and processing or fulfilling orders for products and services you purchase through the Sites.

We may also disclose your information in special cases if required to do so by law, court order or other governmental authority or when we believe in good faith that disclosing this information is otherwise necessary or advisable, including, for instance, to identify, contact, or bring legal action against someone who may be causing injury to or interfering with the rights or property of Playboy, another user or anyone else that could be harmed by such activities.

Is the information submitted in public forums confidential?

No. The Sites may offer chat rooms, forums, message boards and/or news groups to our users. Please remember that any information disclosed in these areas becomes public information. Accordingly, you should exercise caution when deciding to disclose your personal information and you do so at your own risk.

Do we use cookies?

Yes. Cookies are pieces of information generated by web servers and stored in your computer for future access. The Sites use cookie technology to enhance your online experience by making it easier for you to navigate through our Sites or make a feature work better. Generally, cookies can be disabled. However, you must accept cookies in order to navigate the Sites; register for our membership Sites and order products from our online stores.

Do we use web beacons?

Yes. Some of our Sites may contain electronic images known as "web beacons" or single-pixel gifs that allow us to count visitors to our Sites and deliver co-branded services. Web beacons collect limited information including cookie number, time and date of a page view and a description of the page on which the web beacon resides.

Are the Sites secure?

We are committed to maintaining the security of your information and have measures in place to protect against the loss, misuse and alteration of the information under our control. All credit transactions occur in a secure area of the Site using Secure Sockets Layer ("SSL") software to process orders. SSL encrypts the information you input on the Sites. In addition, all information is stored in a secure location behind a firewall with limited administrative access.

Does this Policy apply to linked sites other than the Sites?

No. The Sites contain links to other Internet sites, resources and sources of Playboy. By clicking on an ad banner or other link, you will be redirected off the Sites and to third party websites. Playboy is not responsible for the privacy policies of such sites. You should make sure that you read and understand the privacy policies of these sites and direct any concerns regarding external links to the site administrator or webmaster of that third party website.

How do I unsubscribe?

All e-mails you receive from us will include specific instructions on how to unsubscribe and you may unsubscribe at any time. Additionally, we give you the following options for removing your information from our database:

         (1)  send an email to admin@playboy.com;

         (2) select the opt-out link at the bottom of any Playboy email and follow the instructions provided;


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

         (3) send mail to the following address: Customer Service, Playboy.com, Inc., 680 North Lake Shore Drive, Chicago, IL 60611.

Can I update/correct my information?

Yes. You may correct or update your personal information by sending us an email at pb@playboy.com.








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

                                  ATTACHMENT 3
                   ATTACHED TO AND MADE A PART OF EXHIBIT B TO
                          THE PRODUCT LICENSE AGREEMENT
                                     BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

          UNACCEPTABLE ADVERTISEMENT CATEGORIES ON E-COMMERCE WEB SITES
          -------------------------------------------------------------

SEXUAL AIDS & DEVICES (TAKEN ON A CASE-BY-CASE BASIS)
Dildos
Vibrators - if implied use is sexual
Creams and ointments - that increase pleasure or claim to extend tumescence, etc.

EXPLICIT SEXUAL MATERIAL
X-Rated videos
X-Rated audio cassettes
Sexually oriented telephone services
Explicit sex books
Suggestive T-shirts
X-Rated clothes (i.e., candypants)
Adult entertainment nightclubs and cabarets

MEDICAL
Growing new hair (including transplants) (TAKEN ON CASE-BY-CASE BASIS) Hypnotism (i.e., stop smoking, lose weight) Breast/Penis enlargement
Super vitamins with unsubstantiated claims
Condoms - if copy is suggestive
Aphrodisiacs
Inhalants (i.e., amylnitrate)
Weight reducers
Hemorrhoid remedies

SELF-IMPROVEMENT/BEATING THE ODDS
Betting services
Books on cheating (cards, IRS, etc.)
Lotteries
Home study courses

DRUG PARAPHERNALIA
All items including rolling papers

WEAPONS
Hand guns
Switchblade knives

SUGGESTIVE NAMES
No drug related product names unless the description of the product's use is clear.

COMPARISON ADVERTISING
Aggressive competitive ads that might create a problem with other advertisers. Aggressively competitive claims which are not substantiated.

MISCELLANEOUS
No PLAYBOY name or logo without permission
No Nazi or anti-Semetical paraphernalia
No ads for competitive publications such as XXXXXXXXXXXXXXX
All mail-order must include a money-back guarantee


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                                    EXHIBIT C
                       ATTACHED HERETO AND MADE A PART OF
                      THE PRODUCT LICENSE AGREEMENT BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

                       TO BE PUT ON GUARANTOR'S LETTERHEAD
                    NO REVISIONS MAY BE MADE TO THIS LETTER.




                                     [DATE]



Playboy Enterprises International, Inc.
680 North Lake Shore Drive
Chicago, IL  60611

         SUBJECT: GUARANTEE

Dear Sirs:

         In order to induce you to continue with the Product License Agreement dated as of November 1, 2006 (the "Agreement") with Play Beverages, LLC ("Play Bev"), a ___________________ company of ___________________
("_________"),_________ hereby guarantees without any limitation of any kind, the performance by Play Bev of all the terms and conditions of the Agreement, and, therefore undertakes to be responsible to you, jointly and severally with Play Bev for all liabilities of Play Bev arising out of its obligations under or in connection with said Agreement or by reason of any breach thereof.

         This Guarantee shall remain in force and may be called upon by you without requiring you to commence any proceedings of any nature against Play Bev pursuant to the terms of the Agreement.

                                              Very truly yours,





                                              By:
                                                       -------------------------

                                              Title:
                                                       -------------------------

                                              Date:
                                                       -------------------------


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                                    EXHIBIT D
                       ATTACHED HERETO AND MADE A PART OF
                      THE PRODUCT LICENSE AGREEMENT BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

                         SUPPLIER/SUBCONTRACTOR CONTRACT
                         -------------------------------

1. By execution of this Supplier/Subcontractor Contract ("Contract"), ____________ ("Supplier") agrees and acknowledges that: (i) all images and/or trademarks including, but not limited to PLAYBOY, (the "Playboy Properties") applied at the request of Play Beverages, LLC ("Purchaser") to merchandise covered by this Contract are properties of Playboy Enterprises International, Inc. ("Playboy"), and when used upon merchandise means that such merchandise is sponsored, approved, recommended or sold by Playboy or its licensees; (ii) Supplier will not sell, ship or otherwise dispose of any such merchandise except upon the order of Purchaser or Playboy; (iii) Supplier will never make, cause others to make or assist others in making, any claim whatsoever to any or all of the Playboy Properties or any trademark, image, designation, name, phrase, design or symbol similar thereto in connection with the manufacture, advertising, promotion, sale or distribution of merchandise; and (iv) Supplier will defend, indemnify and hold harmless Purchaser and Playboy and the distributors and dealers and the officers and employees of each of the foregoing against all liability whatsoever which may be incurred by them or any of them as a result of any alleged defects in material or workmanship in the merchandise covered by this Contract.

2. Supplier agrees that no production or manufacture of any merchandise covered by this Contract will commence until this Contract has been signed, dated and returned by Supplier to Purchaser. Supplier further agrees that it will not produce, cause to be produced or assist in the production of more units than are specified by Purchaser nor will Supplier produce, cause to be produced or assist in the production of any product or item not specifically requested by Purchaser using any or all of the Playboy Properties or any trademarks, images, designations, names, phrases, designs or symbols similar to any or all of the Playboy Properties during or at any time after the completion of merchandise requested by this Contract.

3. Supplier will, upon request from Purchaser or Playboy, deliver to Purchaser or will destroy in the presence of Purchaser or its representative(s), all molds, designs or any other elements used in reproducing any or all of the Playboy Properties.

4.       Playboy is an intended third-party beneficiary of this Contract.

5. This Contract, when attached to a purchase order, shall consist of the entire agreement between the parties and shall supersede any conflicting or contrary terms and conditions of any purchase order or other order form whether supplied by Purchaser or Supplier.

6. This Contract may not be modified or terminated except in writing, and no claimed modification, termination or waiver shall be binding unless also signed by an authorized representative of Playboy.


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

7. VIOLATION OF THIS AGREEMENT BY SUPPLIER MAY RESULT IN PROSECUTION FOR TRADEMARK INFRINGEMENT, UNFAIR COMPETITION AND OTHER CAUSES OF ACTION AND THE IMPOSITION OF FINES AND/OR CRIMINAL PENALTIES.

SUPPLIER                                                  PURCHASER


                                                   PLAY BEVERAGES, LLC
(Name of Company - Please Print)


By:                                            By:
              ------------------------                    ----------------------

Title:                                         Title:
              ------------------------                    ----------------------

Date:                                          Date:
              ------------------------                    ----------------------



SUPPLIER INFORMATION                           PLAYBOY


Name:                                          Name:      PLAYBOY ENTERPRISES
              ------------------------                    INTERNATIONAL, INC.


Address:                                       Address:   730 Fifth Avenue
              ------------------------

                                                          New York, NY  10019
              ------------------------

Contact:                                       Contact:   Sarah Haney
              ------------------------

Telephone:                                     Telephone: 212 261 5000
              ------------------------

Facsimile:                                     Facsimile: 212 957 2950
              ------------------------


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                                    EXHIBIT E
                       ATTACHED HERETO AND MADE A PART OF
                      THE PRODUCT LICENSE AGREEMENT BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

                              DISTRIBUTOR CONTRACT
                              --------------------

1. By execution of this Distributor Contract ("Contract"), ___________ ("Distributor") agrees and acknowledges that: (i) all trademarks and/or images including, but not limited to, PLAYBOY (the "Playboy Properties") used on _____________ (the "Products") distributed in __________ (the "Territory") at the request of Play Beverages, LLC ("Playboy's Licensee") are trademarks of Playboy Enterprises International, Inc. ("Playboy"), and when used upon the Products means that such Products are sponsored, approved, recommended or sold by Playboy or its licensees; (ii) Distributor will not sell, ship or otherwise dispose of any Products except upon the order and within the specifications and guidelines of Playboy's Licensee or Playboy; (iii) Distributor will never make, cause others to make or assist others in making, any claim whatsoever to any or all of the Trademarks or any trademark, designation, name, phrase, design or symbol similar thereto in connection with the manufacture, advertising, promotion, sale or distribution of merchandise; and (iv) Distributor will defend, indemnify and hold harmless Playboy's Licensee and Playboy and the distributors and dealers and the officers and employees of each of the foregoing against all liability whatsoever which may be incurred by them or any of them as a result of Distributor's distribution of the Products covered by this Contract. In no event may Distributor advertise, sell or distribute the Products outside of the Territory.

2. Distributor agrees that no distribution of the Products covered by this Contract will commence until this Contract has been signed, dated and returned by Distributor to Playboy's Licensee. Distributor further agrees that it will not distribute, cause to be distributed or assist in the distribution of the Products outside the Territory or other than as specified by Playboy's Licensee nor will Distributor distribute, cause to be distributed or assist in the distribution of any product or item not specifically requested by Playboy's Licensee which bears any or all of the Playboy Properties or any trademarks, images, designations, names, phrases, designs or symbols similar to any or all of the Playboy Properties during or at any time after the distribution of the Products requested by this Contract. Within member states of the European Community (the "EU"), rights or obligations created or imposed by this Contract may not be exercised or enforced in a manner contrary to Community Law. Licensee may not solicit orders from outside the Territory nor engage in any commercial or promotional activities with respect to the Products outside the Territory, the right of any purchaser of the Products within the Territory to export the Products purchased to other member states of the EU staying unaffected. Limitation of the exercise of rights or the enforcement of obligations due to Community Law or the provisions of the foregoing subparagraphs shall not affect the validity or enforceability of any other rights and obligations under this Contract.

3. Any advertisement, promotion, sale or distribution of the Products via an "E-Commerce Web Site" or the fulfillment of any orders for the Products placed via any "E-Commerce Web Site" shall be subject to the terms and conditions of the E-commerce Guidelines attached to this Contract as Attachment 1 and made a part hereof. In the event Distributor fails to adhere to any of the terms and conditions of the E-commerce Guidelines, Playboy's Licensee may immediately terminate this Contract upon written notice to Distributor. "E-Commerce Web Site" shall mean promoting, offering, providing or selling the Products using or via communications involving the TCP/IP Protocol or any TCP/IP Successor. "TCP/IP Protocol" (which stands for Transmission Control Protocol/Internet Protocol) shall mean the two-layered program that is the basic communication language or protocol of publicly accessible computer networks such as the Internet and private computer networks such as intranets and extranets. "TCP/IP Successors" shall mean programs, languages, protocols or other technical means that are being developed or that have yet to be developed which are intended to supplement, supersede or replace TCP/IP or its use for communications on computer networks.


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4.       Distributor will be responsible for ensuring all of its distributors
         (not retailers) for the Products adhere to and perform their duties in accordance with the terms and conditions of this Contract including adhering to the Territory restrictions.

5. Distributor will maintain accurate records concerning the distribution of the Products and shall supply within ten (10) days of a request from Playboy or Playboy's Licensee a statement detailing Distributor's accounts for the Products. Upon request from Playboy's Licensee and/or Playboy, Playboy's Licensee and/or Playboy shall also have the right at all reasonable hours to conduct an examination of Distributor's books and records and shall have the right to make extracts therefrom in order to ensure Distributor's compliance with this Contract.

6.       Playboy is an intended third-party beneficiary of this Contract.

7. This Contract, when attached to a distribution order, shall consist of the entire agreement between the parties and shall supersede any conflicting or contrary terms and conditions of any distribution order or other order form whether supplied by Distributor or Playboy's Licensee.

8. This Contract may not be modified or terminated except in writing, and no claimed modification, termination or waiver shall be binding unless also signed by an authorized representative of Playboy.

9. If Distributor violates any of the terms and conditions of this Contract, Playboy's Licensee and/or Playboy will have the right to immediately terminate this Contract upon written notice to Distributor. In such event, Distributor must provide Playboy's Licensee and/or Playboy within ten (10) days of the date of such notice of termination with a statement setting forth the number of Products on hand and a listing of all of Distributor's accounts for the Products.

10. In the event the Product Licensee Agreement between Playboy and Playboy's Licensee dated as of November 1, 2006 (the "Agreement") expires or is terminated, this Distributor Contract shall immediately terminate upon the expiration or termination of the Agreement.

11. Playboy shall have the right to terminate this Distributor Contract upon not less than ten (10) days prior written notice.

12. VIOLATION OF THIS AGREEMENT BY DISTRIBUTOR MAY RESULT IN PROSECUTION FOR TRADEMARK INFRINGEMENT, UNFAIR COMPETITION AND OTHER CAUSES OF ACTION AND THE IMPOSITION OF FINES AND/OR CRIMINAL PENALTIES.

DISTRIBUTOR                                 PLAYBOY'S LICENSEE


                                            PLAY BEVERAGES, LLC
(Name of Company - Please Print)


By:                                         By:
              --------------------------                  ----------------------

Title:                                      Title:
              --------------------------                  ----------------------

Date:                                       Date:
              --------------------------                  ----------------------



DISTRIBUTOR INFORMATION                     PLAYBOY


Name:                                       Name:         PLAYBOY ENTERPRISES
              --------------------------
                                                           INTERNATIONAL, INC.

Address:                                    Address:      730 Fifth Avenue
              --------------------------

                                                          New York, NY  10019
              --------------------------

Contact:                                    Contact:      Sarah Haney
              --------------------------

Telephone:                                  Telephone:    212 261 5000
              --------------------------

Facsimile:                                  Facsimile:    212 957 2950
              --------------------------


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                                  ATTACHMENT 1
                         ATTACHED TO AND MADE A PART OF
                        THE DISTRIBUTOR CONTRACT BETWEEN
                               PLAY BEVERAGES, LLC
                                       AND
                          -----------------------------
                          DATED AS OF ________________

                              E-COMMERCE GUIDELINES
                              ---------------------

1. Distributor's E-commerce Web Site: Distributor may advertise and offer the availability of the Products on its own E-commerce Web Site and may accept orders for the Products placed through its own E-commerce Web Site subject to the following provisions:

         a. Distributor's E-commerce Web Site must, in conjunction with a link to www.playboystore.com (or any other url as Playboy's Licensee may direct from time to time), inform visitors to such E-commerce Web Site that the Products and other fine Playboy-branded Products are available for sale through such link.

         b. Distributor may not advertise or promote the availability of the Products on its own E-commerce Web Site, or accept orders for the Products through its own E-commerce Web Site, if Playboy-branded products [including, but not limited to, the Products, other Playboy-branded items not in the Product category, video media and Spice branded products] constitute twenty percent (20%) or more of any such E-commerce Web Site's total product offerings. For purposes of clarification, such Playboy-branded products (i) may not be the only branded products advertised, promoted and sold on and through such E-commerce Web Site; and (ii) must not constitute twenty percent (20%) or more of all products advertised, promoted or sold on such E-commerce Web Site.

         c. Distributor may not use any of the Trademarks, or portions thereof, in connection with the domain name, html title, meta tags or other hidden html text for its E-commerce Web Site.

         d. Distributor will ensure that its E-commerce Web Site continuously displays a banner in the form and content acceptable to Playboy informing all visitors to such E-commerce Web Site that no orders for the Products will be accepted and no Products will be shipped outside the Territory.

         e. Distributor will ensure that its E-commerce Web Site continuously displays the trademark or copyright notices as directed by Playboy's Licensee in connection with the display, advertisement and offer of the Products.

         f. None of the Playboy Properties used in conjunction with the advertisement and offer of the Products on Distributor's E-commerce Web Site may be changed, manipulated or modified in appearance. Distributor may not use the Playboy Properties to advertise, promote or sell non-Playboy branded products or services.

         g. All aspects of the display of the Playboy Properties and Products on Distributor's E-commerce Web Site will be subject to the prior and ongoing approval of Playboy, including design, layout, content, advertising and links. Distributor must obtain Playboy's approval prior to any change in already approved design, layout, content advertising or links of Distributor's E-commerce Web Site.

         h. Notwithstanding anything hereof to the contrary, Playboy's Licensee shall have the right to immediately withdraw the permission set forth in this Attachment 1 and the Distributor Contract upon receipt of the written notice Playboy's Licensee if Playboy deems, in its sole discretion, that any aspect of Distributor's E-commerce Web Site, including, but not limited to, content, advertising, links or html code, violates the Standards and Practices, which Playboy may amend from time to time, set forth on Attachment 1.A. attached hereto and made a part hereof. In the event of such withdrawal, Distributor must immediately remove all of the Playboy Properties and the Products from Distributor's E-commerce Web Site.


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         i.   Distributor shall include its own Privacy Policy on Distributor's
              E-commerce Web Site consistent with the terms and conditions of Playboy.com, Inc.'s privacy policy which is attached hereto by way of example as Attachment 1.B.

         j. None of the advertisements contained on Distributor's E-commerce Web Site shall include those categories set forth on Attachment 1.C. attached hereto and made a part hereof unless approved in advance in writing by Playboy.

2. E-tailers' and Retailers' E-commerce Web Sites: Distributor may sell and distribute the Products to E-tailers and retailers which may sell and distribute the Products via such E-tailers' or retailers' E-commerce Web Sites provided that:

         a. Distributor will not sell or distribute the Products to any E-tailer or retailer who will advertise, promote and offer Playboy-branded products on an E-commerce Web Site if Playboy-branded products [including, but not limited to, the Products, other Playboy-branded items not in the Product category, video media and Spice branded products] constitute twenty percent (20%) or more of any such E-commerce Web Site's total product offerings. For purposes of clarification, such Playboy-branded products (i) may not be the only branded products advertised, promoted and sold on and through any such E-commerce Web Site; and
              (ii) must not constitute twenty percent (20%) or more of all products advertised, promoted or sold on and through any such E-commerce Web Site.

         b. Distributor will use commercially reasonable efforts to ensure that such E-tailers and retailers follow the guidelines set forth in these E-commerce Guidelines for the advertisement, promotion and offer of the Products via any E-commerce Web Site; and

         c. Unless authorized by Playboy in writing, Distributor will not sell or distribute the Products to an E-tailer or retailer: (i) who is identified with or by the names of any adult male lifestyle/entertainment publications which are, in Playboy's opinion, competitive with PLAYBOY Magazine; (ii) who will advertise, promote or offer the Products on an E-commerce Web Site that is identified with or by the names of any adult male lifestyle/entertainment publications which are, in Playboy's opinion competitive with PLAYBOY Magazine; or (iii) who will advertise, promote, or offer the Products for sale on an E-commerce Web Site in conjunction with any products or services identified with or by the names of any adult male lifestyle/entertainment publications which are, in Playboy's opinion, competitive with PLAYBOY Magazine.

         In the event Playboy or Playboy's Licensee discovers any E-commerce Web Site which is in violation of any of the guidelines set forth above, Distributor, upon the prior written notice of Playboy's Licensee, shall cease all sales and distribution of the Products to the retail or E-tailer owner or controller of any such E-commerce Web Site.


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                                 ATTACHMENT 1.A.
                 ATTACHED TO AND MADE A PART OF ATTACHMENT 1 TO
                            THE DISTRIBUTOR CONTRACT
                                     BETWEEN
                               PLAY BEVERAGES, LLC
                                       AND
                          -----------------------------
                          DATED AS OF ________________

                             STANDARDS AND PRACTICES
                             -----------------------

The following may not be depicted (in actual or simulated form) or explicitly described on any E-commerce Web Sites displaying the Playboy Properties or the
Products:

1.       Violence

         Violent behavior and links to sexuality or eroticism with violence, directly or indirectly.

2.       Rape

         Rape (including so-called "implicit" or "consenting" rape) is strictly forbidden.

3.       Incest

4.       Sadism and Masochism

5.       Bondage

6.       Bestiality

7.       Child Pornography

         No nude or seminude photos of anyone under 18 years old at the time such photos were taken. Even if a model visibly looks or is actually older than 18, no depictions of any model who is portrayed as younger than 18 in any sexual act. No explicit description of or explicit references to anyone under 18 years of age.

8.       Extreme Sexual Explicitness

         No penetration, erections, ejaculations or close-up shots or descriptions of oral sex.

9.       Graphic Close-ups of Genitals

         No close-ups or descriptions of genitals, particularly in the context of actual or simulated sexual activity.

10.      Actual Sexually Explicit Conduct

         No sexual intercourse (including genital-genital, oral-genital, anal-genital or oral-anal).

11.      Necrophilia

12.      Defecation

13.      Fisting

14.      Bukkake

15. Any content or interactivity, the presentation of which would be obscene, illegal or actionable under applicable laws.


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                                 ATTACHMENT 1.B.
                 ATTACHED TO AND MADE A PART OF ATTACHMENT 1 TO
                            THE DISTRIBUTOR CONTRACT
                                     BETWEEN
                               PLAY BEVERAGES, LLC
                                       AND
                          -----------------------------
                          DATED AS OF ________________

                             EXAMPLE PRIVACY POLICY
                             ----------------------

This Privacy Policy (the "Policy") applies to Playboy Enterprises, Inc.'s and Playboy.com, Inc.'s (collectively, "Playboy") family of websites (the "Sites"). These include playboy.com; cyber.playboy.com; store.playboy.com; auctions.playboy.com; playboynet.playboy.com; racingusa.playboy.com;
sportsbook.playboy.com; casino.playboy.com; and any other sites at which this Policy appears. It does not apply to other online or offline Playboy sites, products or services.

This Policy explains what information we collect about you and what we do with it. We reserve the right to modify this policy at any time, and we will post any new policy here. By using or navigating any of the Sites, you acknowledge that you have read, understand and agree to be bound by this Policy or any modified Policy as posted. If you do not agree to these terms, please do not use or visit any of our Sites.

What information do we collect?

We collect personal information that you provide to us such as your name, e-mail address, street address and telephone number. We also collect credit card information from you. We generally collect this personal information on our registration and order forms when you sign up to receive products or services from any of our Sites. We may also collect information from our online surveys such as age, gender and income level. Finally, we collect IP addresses and anonymous demographic information.

What do we do with the information we collect?

We use personal information and other demographic or profile information you provide to us to fulfill your order or request; to provide you with information about Playboy and some of our partners; and to contact you when necessary.

We use IP addresses and anonymous demographic information to tailor your experiences at our Sites by showing content in which we think you will be interested and displaying content according to your preferences. Anonymous demographic information is shared with advertisers and market researchers on an aggregate basis.

We use information collected to evaluate and improve our services. We may develop and use, in our sole discretion, consumer research which may be based on your use of our services.

Personal information collected on the Sites is stored and processed in the United States and by using this site, you consent to any such transfer of information outside of your country.

Do we share the information we collect with third parties?

In some cases, we will share information we collect (including personal information or anonymous demographic information) with third party companies who may offer products or services in which we believe you may be interested. We also share this information with third parties with whom we partner to co-promote and administer sweepstakes and contests on our Sites. You may elect not to receive promotional e-mails from us or other companies we select by choosing one of the unsubscribe options described below.


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

We may also share information we collect with third party service providers to manage certain aspects of the services we provide, such as maintaining our servers and processing or fulfilling orders for products and services you purchase through the Sites.

We may also disclose your information in special cases if required to do so by law, court order or other governmental authority or when we believe in good faith that disclosing this information is otherwise necessary or advisable, including, for instance, to identify, contact, or bring legal action against someone who may be causing injury to or interfering with the rights or property of Playboy, another user or anyone else that could be harmed by such activities.

Is the information submitted in public forums confidential?

No. The Sites may offer chat rooms, forums, message boards and/or news groups to our users. Please remember that any information disclosed in these areas becomes public information. Accordingly, you should exercise caution when deciding to disclose your personal information and you do so at your own risk.

Do we use cookies?

Yes. Cookies are pieces of information generated by web servers and stored in your computer for future access. The Sites use cookie technology to enhance your online experience by making it easier for you to navigate through our Sites or make a feature work better. Generally, cookies can be disabled. However, you must accept cookies in order to navigate the Sites; register for our membership Sites and order products from our online stores.

Do we use web beacons?

Yes. Some of our Sites may contain electronic images known as "web beacons" or single-pixel gifs that allow us to count visitors to our Sites and deliver co-branded services. Web beacons collect limited information including cookie number, time and date of a page view and a description of the page on which the web beacon resides.

Are the Sites secure?

We are committed to maintaining the security of your information and have measures in place to protect against the loss, misuse and alteration of the information under our control. All credit transactions occur in a secure area of the Site using Secure Sockets Layer ("SSL") software to process orders. SSL encrypts the information you input on the Sites. In addition, all information is stored in a secure location behind a firewall with limited administrative access.

Does this Policy apply to linked sites other than the Sites?

No. The Sites contain links to other Internet sites, resources and sources of Playboy. By clicking on an ad banner or other link, you will be redirected off the Sites and to third party websites. Playboy is not responsible for the privacy policies of such sites. You should make sure that you read and understand the privacy policies of these sites and direct any concerns regarding external links to the site administrator or webmaster of that third party website.

How do I unsubscribe?

All e-mails you receive from us will include specific instructions on how to unsubscribe and you may unsubscribe at any time. Additionally, we give you the following options for removing your information from our database:

         (1)  send an email to admin@playboy.com;

         (2) select the opt-out link at the bottom of any Playboy email and follow the instructions provided;


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         (3)  send mail to the following address: Customer Service, Playboy.com,
              Inc., 680 North Lake Shore Drive, Chicago, IL 60611.

Can I update/correct my information?

Yes. You may correct or update your personal information by sending us an email at pb@playboy.com.





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                                 ATTACHMENT 1.C.
                 ATTACHED TO AND MADE A PART OF ATTACHMENT 1 TO
                            THE DISTRIBUTOR CONTRACT
                                     BETWEEN
                               PLAY BEVERAGES, LLC
                                       AND
                          -----------------------------
                          DATED AS OF ________________

          UNACCEPTABLE ADVERTISEMENT CATEGORIES ON E-COMMERCE WEB SITES
          -------------------------------------------------------------

SEXUAL AIDS & DEVICES  (TAKEN ON A  CASE-BY-CASE  BASIS)
Dildos
Vibrators - if implied use is sexual
Creams and ointments - that increase pleasure or claim to extend tumescence, etc.

EXPLICIT SEXUAL MATERIAL
X-Rated videos
X-Rated audio cassettes
Sexually oriented telephone services
Explicit sex books
Suggestive T-shirts
X-Rated clothes (i.e., candypants)
Adult entertainment nightclubs and cabarets

MEDICAL
Growing new hair (including transplants) (TAKEN ON CASE-BY-CASE BASIS) Hypnotism (i.e., stop smoking, lose weight)
Breast/Penis enlargement
Super vitamins with unsubstantiated claims
Condoms - if copy is suggestive
Aphrodisiacs
Inhalants (i.e., amylnitrate)
Weight reducers
Hemorrhoid remedies

SELF-IMPROVEMENT/BEATING THE ODDS
Betting services
Books on cheating (cards, IRS, etc.)
Lotteries
Home study courses

DRUG PARAPHERNALIA
All items including rolling papers

WEAPONS
Hand guns
Switchblade knives

SUGGESTIVE NAMES
No drug related product names unless the description of the product's use is clear.

COMPARISON ADVERTISING
Aggressive competitive ads that might create a problem with other advertisers. Aggressively competitive claims which are not substantiated.

MISCELLANEOUS
No PLAYBOY name or logo without permission
No Nazi or anti-Semetical paraphernalia
No ads for competitive  publications such as XXXXXXXXXXXXXX
All mail-order must include a money-back guarantee


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                                    EXHIBIT F
                       ATTACHED HERETO AND MADE A PART OF
                      THE PRODUCT LICENSE AGREEMENT BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

                              PROPRIETARY MATERIAL
                              --------------------



Item                                                          Quantity
1.
2.
3.



Received by:                                                  Sent by:

PLAY BEVERAGES, LLC                            PLAYBOY ENTERPRISES
                                                INTERNATIONAL, INC.



By:                                            By:
         ----------------------------                   ------------------------

Title:                                         Title:
         ----------------------------                   ------------------------

Date:                                          Date:
         ----------------------------                   ------------------------


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                                    EXHIBIT G
                       ATTACHED HERETO AND MADE A PART OF
                      THE PRODUCT LICENSE AGREEMENT BETWEEN
                     PLAYBOY ENTERPRISES INTERNATIONAL, INC.
                                       AND
                               PLAY BEVERAGES, LLC
                          DATED AS OF NOVEMBER 1, 2006

                         ADDITIONAL TERMS AND CONDITIONS
                         -------------------------------




1.       XXXXXXXXXXX

2.       XXXXXXXXXXX







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